Exhibit 10.1

DEVELOPMENT AND LICENSE AGREEMENT

This Development and License Agreement (this “Agreement”) effective as of 11th day of February, 2006 (“Effective Date”), is between PARI GmbH, a German corporation with a principal place of business at Moosstrasse 3, D-82319 Starnberg, Germany (“PARI”) and Mpex Pharmaceuticals, Inc., a Delaware corporation having a principal place of business at 3030 Bunker Hill St. Suite 200, San Diego, California 92109, United States of America (“Mpex”). Each of PARI and Mpex shall be referred to as a “Party,” and collectively the “Parties.”

RECITALS

WHEREAS, Mpex is in the business of developing and commercializing drug compounds for the treatment and prevention of bacterial diseases, and Mpex has been engaged in evaluating and developing formulations for the inhalation delivery of certain Fluoroquinolones and Efflux Pump Inhibitors (as defined below) for treatment of pulmonary bacterial infections;

WHEREAS, PARI is in the business of developing and commercializing drug nebulizer devices and PARI has developed a drug nebulizer device which PARI desires to customize for aerosolizing such drug compounds for pulmonary delivery;

WHEREAS, PARI also has certain expertise and experience in developing drug formulations and drug products which are made for pulmonary delivery by nebulizer devices;

WHEREAS, Mpex desires the Parties to perform certain joint evaluation, research and development of potential formulations of such drug compounds for pulmonary delivery with the customized PARI nebulizer devices; and

WHEREAS, PARI desires to perform such evaluation, research and development activities with Mpex, and Mpex desires to pay PARI for such services and to obtain a license to certain PARI intellectual property rights in connection with such services, all on the terms and conditions set forth herein.

AGREEMENT

In consideration of the recitals set forth above, the mutual covenants, terms and conditions set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, PART and Mpex agree as follows:

Article 1 - Definitions

As used in this Agreement, the following terms shall have the following meanings while other terms may be defined parenthetically throughout this Agreement:

1.1 “Affiliate(s)” of a Party means any person or entity that directly or indirectly owns or controls, is owned or controlled by or is under common control with such Party, in each case, only for so long as such control exists. As used in this definition only, “control” of an entity means beneficial ownership, directly or indirectly, of fifty percent (50%) or more of the outstanding voting shares or securities or the ability otherwise to elect or appoint a majority of the board of directors or other managing authority of such entity.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

1.2 “Applicable Laws and Standards” means (a) all laws, ordinances, rules, directives and regulations applicable to the Products, the Project or this Agreement, including without limitation applicable local laws and regulations in each country in the Territory; (b) applicable regulations and guidelines of the FDA and other Regulatory Authorities and the International Conference on Harmonization (ICH) guidelines; (c) as applicable to the particular activities performed, Good Manufacturing Practices, Good Laboratory Practices and Good Clinical Practices promulgated by the FDA and other Regulatory Authorities or the ICH; and (d) all applicable industry and trade standards, including the applicable standards of the International Organization for Standardization (ISO), including at least the ISO 9001/9002 quality standards.

1.3 “Commercially Reasonable Efforts” means those commercially reasonable efforts customarily used by companies in the biopharmaceutical industry for carrying out in a sustained manner a particular task or obligation, and at least equivalent to those level of efforts applied by a Party for its [***].

1.4 “Confidential Information” means the confidential or proprietary scientific, technical or business information, materials and technologies of a Party disclosed or learned under this Agreement, including the Work Plans and any information exchanged prior to the Effective Date, whether in written, oral, electronic, photographic, magnetic or other form. For clarity, the Project Results and Intellectual Property owned by a Party pursuant to this Agreement shall be deemed the Confidential Information of such Party. Confidential Information shall exclude any portion of such information which: (a) was known to the receiving Party prior to its receipt from the disclosing Party as evidenced by the receiving Party’s written records existing prior to such receipt; (b) is or becomes part of the public domain, through no fault of the receiving Party; (c) is disclosed to the receiving Party by a third party who has a legal right to make such disclosure; or (d) is independently developed or discovered by the receiving Party without resort to any Confidential Information of the disclosing Party, as evidenced by documentation contemporaneous with such independent development or discovery.

1.5 “Control” means with respect to an item of information or intellectual property rights, possession by a Party of the power and authority, whether arising by ownership, license, or other authorization, to disclose such item as required by this Agreement, and/or to grant and authorize licenses or sublicenses under such items that are within the scope granted to the other Party under this Agreement, without violating the terms of any written agreement with any non-Affiliate third party under which such Party first acquired such rights to such item of information or intellectual property.

1.6 “Covered” means with respect to a product by certain Intellectual Property means that (a) such product or its manufacture, use or sale would infringe a Valid Claim of a Patent Right within such Intellectual Property, in the country of such manufacture, use or sale, or (b) such product incorporates or is made using material Know-how within such Intellectual Property.

1.7 “Data” means all data, data sets, test data, pre-clinical and clinical trial data, analyses, reports, regulatory filings and approvals and the information therein or associated therewith (including drug master files and device master files, supporting data, regulatory correspondence and meeting minutes) and rights to reference the same, in each case:

(a) that are generated by either Party in the course of performing the Work Plan (“Project Data”); or

(b) that are owned or Controlled by PARI prior to the Effective Date, or generated by PARI during the term of this Agreement outside of performing the Work Plans, and are necessary or useful for the efforts of Mpex, its Affiliates or Sublicensees in obtaining Marketing Approval for the Products (“Existing PARI Data”).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

As used herein, the term “Data” alone refers to both Project Data and Existing PARI Data.

1.8 “Drug Product” means a pharmaceutical preparation that is formulated for [***], alone or in addition to one or more other active or inactive substances, chemicals or ingredients.

1.9 “eFlow® Device(s)” means the electronic nebulizer device(s) being sold by PARI as of the Effective Date and improvements thereto made by PARI during the term of this Agreement outside the Project and without use of Mpex Intellectual Property, Project Results or Project Intellectual Property, in each case that includes [***].

1.10 “[***]” means PARI’s proprietary component of the Project Nebulizer that is specific to the Drug Product and separable from the Project Nebulizer, which component [***]. It is understood that the [***] may be sold together or apart from the Project Nebulizer or Drug Product and may or may not be consumable.

1.11 “Efflux Pump Inhibitors” means compounds that specifically interfere with the ability of an efflux pump to export its normal substrate, or other substrate such as an antibiotic, from the cytoplasm, membrane compartment or periplasmic space. The inhibitor may have intrinsic antimicrobial (e.g., antibacterial) activity of its own, but at least a significant portion of the relevant activity is due to the efflux pump inhibiting activity. Efflux Pump Inhibitors shall include without limitation Pentamidine.

1.12 “FDA” means the United States Food and Drug Administration or any successor to that agency.

1.13 “First Commercial Sale” shall mean the first commercial sale of a product subject to royalties under Article 6, by or under authority of Mpex, its Affiliates and/or their Sublicensees in a country in the Mpex Territory, after Marketing Approval in such country has been obtained.

1.14 “Fluoroquinolone” means any of a group of antibiotics that are fluorinated derivatives of quinolone compounds, including without limitation Levofloxacin.

1.15 “GAAP” means generally accepted accounting principles in the United States or Germany, or the International Accounting Standard, consistently applied by a Party throughout its enterprise.

1.16 “Good Manufacturing Practices,” or “GMP” means all good manufacturing practices as promulgated by the FDA and other Regulatory Authorities or the ICH, in the form of laws or regulations or guidance documents, for the manufacturing of pharmaceutical products including 21 CFR §§ 210-211, and medical devices, including 21 CFR § 820 – Quality System Regulation.

1.17 “GMP Manufacturing” means all processes and activities typically engaged in by a person or entity in the pharmaceutical or medical device industry for the GMP manufacture of a product or component thereof, including procuring raw materials, manufacturing, quality control and assurance testing, GMP record keeping, packaging and labeling.

1.18 “Intellectual Property” means (a) all right, title and interest in all patent applications and patents including, without limitation divisions, continuations, continuations-in-part, renewals,

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

re-examination certificates, reissues, continued prosecution applications, extensions, substitutions, nationalizations and foreign counterparts of such patent applications and patents and all patents which issue from the foregoing (collectively, “Patent Rights”), and (b) all Data, know-how and technical information, including, without limitation, concepts, inventions (whether or not patentable), trade secrets, discoveries, formulas, systems, methods, techniques, designs, drawings, sketches, theories, descriptions, instructional materials, computer programs, computer files, images, videos and works of authorship (collectively, “Know-how”). It is understood, however, that Know-how does not include information that falls within exceptions (a) through (d) of the definition of “Confidential Information” in Section 1.4.

1.19 “Levofloxacin” means (-)-(S)-9-fluoro-2,3-dihydro-3-methyl-10-(4-methyl-l-piperazinyl)-7-oxo-7H-pyrido[1,2,3-de ]-1 ,4-benzoxazine-6-carboxylic acid hemihydrate, and all solid and liquid forms thereof.

1.20 “Licensed Configuration” means both: (a) Drug Product for delivery through the Project Nebulizer (“[***]”), and/or (b) if Mpex deems, acting in good faith as described in Section 4.4, that the Project Nebulizer is not commercially feasible, or otherwise elects to [***], the configuration of a Drug Product delivered through an [***], provided that such Drug Product, [***] or combination thereof is Covered by PARI Intellectual Property. For clarity, PARI acknowledges that prior to the Effective Date, Mpex has investigated on its own formulations of Drug Products and [***], and accordingly the combination of Drug Product delivered through an [***], where neither the Drug Product nor the inhalation delivery device (nor the combination thereof) is [***]. Notwithstanding the foregoing, the Parties agree that if the Project Nebulizer is based upon [***], the same shall not be deemed a [***], but will instead be considered an [***].

1.21 “MAA” means a fully completed marketing authorization application (filed with the FDA, if in the United States, or to the counterpart of the FDA, if outside the United States), including all supporting documentation and data required for such application to be accepted for substantive review, filed with a Regulatory Authority to seek Marketing Approval for a particular indication in a particular country. It is understood that MAA does not include applications for pricing or reimbursement approval.

1.22 “Marketing Approval” means all approvals, registrations or authorizations of any governmental entity that are necessary for the manufacture, use, storage, import, transport and sale of products in a regulatory jurisdiction. For countries where governmental approval is required for pricing or reimbursement for Products to be reimbursed by national health insurance, Marketing Approval shall not be deemed to occur until such pricing or reimbursement approval is obtained.

1.23 “Major Country” means any one of [***] or [***].

1.24 “Mpex Field” means the pulmonary administration of either clause (a) or (b) below, alone or any combination involving clause (a) or (b) below as an active pharmaceutical ingredient, for the treatment, prophylaxis or management of any disease or condition:

(a) Levofloxacin or one backup Fluoroquinolone selected or substituted pursuant to Section 2.5; and/or

(b) Pentamidine and/or any Efflux Pump Inhibitors Covered by those Patent Rights owned or Controlled by Mpex as of the Effective Date listed on Exhibit 1.24, or any divisions, continuations, continuations-in-part, renewals, re-examination certificates, reissues, continued prosecution applications, extensions, substitutions, or the like, or any nationalizations and foreign counterparts of such patent applications and patents and all patents which issue from the foregoing.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

1.25 “Mpex Intellectual Property” means all Intellectual Property owned or Controlled by Mpex and its Affiliates, as of the Effective Date or during the term of this Agreement, that is reasonably necessary for PARI to perform the Work Plans.

1.26 “Mpex Territory” means the entire world.

1.27 “Nebulizer Accessories” means those types of accessories sold by PARI as of the Effective Date or during the term of this Agreement for use with eFlow® Devices, which are not specific to the drug substance being delivered by such devices, including e.g., power adapters, carrying cases, face masks, and when adapted for use with a Project Nebulizer, may be desirable for the commercialization of such Project Nebulizer.

1.28 “Net Sales” means the amounts received by Mpex, its Affiliates and its Sublicensees for their sales of Drug Product for use in a Licensed Configuration to non-Affiliate third parties less the following deductions: (a) trade, wholesale, quantity, cash or other discounts, refunds, returns, credits, allowances, commissions and wholesaler charge backs allowed and taken; (b) import, export, excise, sales or use taxes, value added taxes, and other taxes, tariffs and duties imposed on such sales and actually paid by Mpex, its Affiliates or Sublicensees, as applicable; (c) out-bound packaging, handling, transportation, freight, freight insurance, and other insurance relating to such sales; and (d) amounts allowed or credited on the sale for retroactive price reductions or rebates including, but not limited to, Medicaid rebates. Sales between or among a Party, its Affiliates or Sublicensees shall be excluded from the computation of Net Sales if such Party, Affiliate or Sublicensee is not an end-user, but Net Sales shall include the subsequent re-sale of the Drug Product for use in a Licensed Configuration to a non-Affiliate third party. Net Sales shall not include amounts in respect of Drug Product sold or used for development applications (including for clinical trials) or as commercial samples.

1.29 “PARI Nebulizers” means [***].

1.30 “PARI Intellectual Property” means all Intellectual Property owned or Controlled by PARI and its Affiliates, as of the Effective Date or during the term of this Agreement, including all such Intellectual Property that (a) relate to formulation technology or the Products or the manufacture or use of the Products, or (b) are necessary or useful for either Party to perform the Project, or (c) are necessary or useful for Mpex, its Affiliates or Sublicensees to commercialize Products in a Licensed Configuration. For clarity, PARI Intellectual Property shall include all Existing PARI Data, existing PARI know-how, Project Intellectual Property and all Patent Rights listed on Exhibit 1.30.

1.31 “Pentamidine” means 4,4’-[1, 5-pentane-diylbis(oxy)]bis-benzenecarboximidamid and all solid and liquid forms thereof.

1.32 “Phase I Trial” means a clinical trial of a drug product in human patients, the principal purpose of which is preliminary determination of safety in healthy individuals or patients.

1.33 “Phase II Trial” means a clinical trial of a drug product in human patients, the primary endpoints of which are to define the optimal dose and clinical end points that will be used during a Phase III Trial. As used herein, a Phase I Trial, Phase II Trial or Phase III Trial shall be deemed “initiated” upon the first dosing of the first human patient in such trial.

1.34 “Phase III Trial” means a clinical trial of a drug product conducted in an expanded patient population at multiple sites, which is statistically powered and designed to definitively establish safety and efficacy with respect to a particular indication of one or more particular doses in the patients being studied and to provide the statistical and clinical basis for Regulatory Approval of such drug product.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

1.35 “Products” means (a) a Licensed Configuration, or (b) the individual Drug Product, [***], Project Nebulizer and/or [***], for use in a Licensed Configuration.

1.36 “Project” means all activities to be performed by PARI, individually or jointly with PARI or third parties, that are set forth in specific Work Plans or which are otherwise funded in whole or in part by Mpex. The project shall be divided into the “Feasibility Phase” and the “Development Phase,” as further described in Section 2.1.

1.37 “Project Director” means a development executive appointed by each Party to serve as such Party’s principal coordinator and liaison for the Project. Except in the case of an emergency, each Party agrees to provide thirty (30) days written notice to the other Party prior to replacing its Project Director. The initial Project Directors shall be: [***] for PARI and [***] for Mpex.

1.38 “Project Intellectual Property” means all Intellectual Property that is invented or created in the course of performance of the Work Plans, including without limitation any Intellectual Property directed to the nebulizer apparatus, components or methods of manufacture thereof, and formulation technology (including pharmaceutical compositions and formulations thereof or methods of use or manufacturing of such compositions or formulations). For clarity, the Project Intellectual Property shall include the Project Data but not the Existing PARI Data, nor any Know-how owned or controlled by PARI prior to the Effective Date.

1.39 “Project Nebulizer” means those nebulizer delivery device(s), based on the eFlow® Device, that are developed or customized during the Project for aerosolizing and delivering Drug Product, and any improvements made to such device(s) by either Party under this Agreement; in each case that are supplied by PARI to Mpex pursuant to Article 7 or manufactured by Mpex pursuant to the backup license under Section 7.6(b). It is understood that the Project Nebulizer may be an eFlow® Device existing as of the Effective Date, if such device(s) are investigated under a Work Plan for use to deliver Drug Product and found to be useful for a Licensed Configuration without further modifications or customizations.

1.40 “Project Rate” with respect to activities under the Work Plan shall mean:

(a) for Technical Activities, [***] per billable-hour. As used herein, “Technical Activities” include research, scientific and/or technical activities under the Work Plans, including project management, technology transfer or regulatory support, performed by personnel with appropriate academic credentials and training, whose qualifications shall be subject to review and approval by the JSC (“R&D Personnel”); and

(b) for Non-Technical Activities, [***] per billable-hour. As used herein, “Non-Technical Activities” means certain non-scientific or non-technical activities under the Work Plans, such as approved travel time, performed by R&D Personnel.

As used herein, a “billable-hour” means an hour of Technical Activities or Non-Technical Activities performed by R&D Personnel, but excluding: non-work time and time spent on training, information technology support or laboratory technical support, administrative or facilities support, time entry, finance, legal, human resources or purely clerical activities, or other support functions not directly requested by Mpex. Time spent by [***] shall be deemed billable-hours only to the extent he is contributing to the scientific or technical achievements of the Project, and not the corporate or strategic aspects of the collaboration.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

Each activity under the Work Plan shall be charged to Mpex only under one of the categories above, so that it shall not be “double-counted.” The Project Rate with respect to Technical Activities or Non-Technical Activities conducted by Affiliates shall be charged as if the hours had been expended by PARI rather than such Affiliate. Activities performed by approved subcontractors shall be directly billed to Mpex (with no markup), and not counted as billable hours to be charged under this Section 1.40. PARI shall maintain time records by employee in sufficient detail to reflect the activities performed, results achieved and time spent for each billable-hour, which shall be subject to review by Mpex upon its reasonable request, and adjustment as necessary, upon agreement by PARI.

1.41 “Regulatory Authority” means any national (e.g., the FDA), supra-national (e.g., the European Commission, the Council of the European Union, or the European Medicines Agency (EMEA)), or other governmental entity in the Territory involved in regulation of or the granting of Marketing Approval for the Products or the development, manufacture, use or commercialization thereof.

1.42 “Royalty Term” shall mean the period commencing on the Effective Date and continuing until the later of (a) [***] or (b) [***] years after First Commercial Sale, of the first Product that is subject to royalties under Article 6, in the first country in the Mpex Territory.

1.43 “Sublicensee” means any person or entity, other than an Affiliate of Mpex, who receives a sublicense from Mpex under Section 4.1 of this Agreement to make and sell Products or Licensed Configurations to a non-Affiliate third party.

1.44 “Valid Claim” means a claim in an issued patent which has not expired, lapsed, been canceled or become abandoned and has not been finally found to be invalid (or not valid) or unenforceable by an unreversed or unappealable final decision or judgment of a court or other authority or agency of competent jurisdiction.

1.45 “Specifications” means the specifications, parameters and requirements for Drug Product, Project Nebulizer, [***] or other deliverables set forth in the Work Plans or otherwise mutually agreed between the Parties. The Specifications shall include in all cases compliance with Applicable Laws and Standards, whether or not such compliance is specifically stated in each individual Work Plan. The initial Specification for the Project Nebulizer is set forth in Exhibit 1.45.

1.46 “Third Party License Agreement” means [***]. Mpex and PARI acknowledge that Mpex has not been provided with a copy of the Third Party License Agreement.

1.47 “Work Plan” means the activities, deliverables, timelines, Specifications and budget for the Project, established by the Parties pursuant to Section 2.2.

In addition, the following terms shall have the meaning described in the corresponding section of this Agreement. Other terms may be defined throughout the Agreement.

Term	Section	Term	Section
AAA	14.2	Notice to Abandon PARI
Actual Royalty Rates	6.6	Configuration	4.4
Agreement	Preamble	PARI	Preamble
[***]	1.20	PARI Background Patents	6.2.1(a)

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

Term	Section	Term	Section
[***]	6.5(a)	PARI Background Intellectual
billable-hour	1.40(c)	Property	6.4(a)
CEO’s	2.3.5	PARI Competitor	4.1.3
Commercial Supply Agreement	7.5	[***]	1.20
Defaulted Claims	3.4	Project Data	1.7(a)
Development Phase	2.1	Projected Royalty Period	6.6(d)(ii)
Disputing Party Notice	14.1	Panel	14.2(a)
Effective Date	Preamble	Party, Parties	Preamble
Enforcement Action	10.3	Patent Rights	1.18(a)
Existing PARI Data	1.7(b)	Primary Program	4.4
Existing Nebulizer	3.2(c)	Priority Party	10.3(c)
Extended Exclusive Period	4.2(c)	Project Fees	2.6
Failure Event	Exhibit 7.5	Project Fee Default	3.4
Feasibility Phase	2.1	Project Results	3.1
Field Infringement	10.3	Project Patents	3.2
First Exclusive Period	4.2(a)	Project Patent Infringement	10.3
IND	4.2(c)	Reduction Effective Date	6.6(d)(i)
Know-how	1.18	Regulatory Filings	7.4
Litigation Agreement	10.3	Requesting Party	10.3(c)
Mpex	Preamble	Response	14.1
Mpex Background Formulation	6.4(a)	[***]	4.2(b)
Mpex Background Intellectual		Royalty Buydown Floor	6.6
Property	6.4(a)	Second Exclusive Period	4.2(b)
Mpex Background Patents	6.2.1(a)	Sinusitis Field	4.3
Net Present Value	6.6(d)(iii)	Stated Royalty Rates	6.6
Non-Royalty Components	6.4(b)	Technical Activity, R&D Personnel	1.40(a)
Non-Technical Activities	1.40(b)	Third Party IP	6.4(a)

Article 2 - Development Project

2.1 Scope of the Project. Subject to the terms and conditions of this Agreement, the Parties shall collaborate, in accordance with one or more Work Plan(s): (a) to evaluate and/or create formulation(s) of compound(s) in the Mpex Field for pulmonary delivery, with the goal of defining a Drug Product and Licensed Configuration which is ready for further clinical development (“Feasibility Phase”), and (b) to develop and obtain Marketing Approval for such Licensed Configuration in the Mpex Territory (“Development Phase”).

2.2 Work Plans. The initial Work Plan for the Feasibility Phase is set forth in Exhibit 2.2. Mpex may request additional services to be performed by PARI for the Feasibility Phase or to establish a Work Plan for the Development Phase or request changes to any existing Work Plan(s), all in accordance with this Section 2.2.

(a) Upon any such request by Mpex, PARI shall promptly prepare and submit to Mpex a draft Work Plan or an amendment based on such request, setting forth in reasonable detail the services to be performed, the time and billable-hours required for such services, timelines for the performance and completion of such services, a budget for any out-of-pocket costs required to be expended, any deliverables and any Specifications. It is understood that PARI may also propose additional Work Plans or amendments on its initiative, and shall submit a draft thereof to Mpex in the same form.

(b) The Parties shall negotiate in good faith the final version of any additional Work Plan or amendment, which shall be effective only after mutual agreement thereon in writing. PARI agrees that it shall not unreasonably withhold its agreement to any changes requested by Mpex to the draft Work Plans or amendments prepared by PARI. In addition, PARI shall use Commercially Reasonable Efforts to accommodate the clinical time lines of Mpex when requested to supply Products for clinical trials. PARI agrees that any Work Plans or amendments proposed by PARI shall be subject to approval by Mpex in its discretion. The other sections of this Agreement may contain additional provisions regarding certain types of Work Plan(s) contemplated to be executed between the Parties. In the event of any conflict between a Work Plan and the terms and conditions of this Agreement, this Agreement shall control, unless the Work Plan specifically states that it is intended to supersede specific provisions of this Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

2.3 Management.

2.3.1 Joint Steering Committee. Promptly after the Effective Date, Mpex and PARI shall establish a joint steering committee (the “Joint Steering Committee” or “JSC”) to oversee, review and coordinate the activities of the Parties under this Agreement, including the performance of the Project and the development, manufacture and commercialization of the [***]. The JSC shall be responsible for: (a) overseeing the activities of the Parties under the Agreement; (b) resolving disputes and disagreements under this Agreement; and (c) undertaking or approving such other matters as are specifically provided for the JSC under this Agreement.

2.3.2 Joint Technical Committee. Promptly after the Effective Date, the Parties shall establish a joint technical committee (the “Joint Technical Committee” or “JTC”) to oversee, review and coordinate day-to-day work under the Work Plans. The JTC shall exist until completion of the Development Phase. The JTC shall be responsible for: (a) reviewing, coordinating and monitoring the activities and progress of the Parties in implementing the Work Plans, and ensuring each Party’s compliance therewith; (b) establishing the goals and priorities for the activities under the Work Plans; and (c) performing such other functions as are specifically designated for the JTC in this Agreement or otherwise as agreed by the Parties.

2.3.3 Committee Membership. The JSC and JTC (each, a “Committee”) shall each be comprised of an equal number of representatives from each of PARI and Mpex. Unless otherwise agreed by the Parties, the exact number of such representatives for each of PARI and Mpex shall be: (i) two (2) with respect to the JSC and (ii) three (3) with respect to the JTC. Either Party may replace its respective Committee representatives at any time with prior notice to the other Party, provided that such replacement is of comparable authority and scope of functional responsibility within that Party’s organization as the person he or she is replacing. Unless otherwise agreed, each Committee shall have at least one representative with relevant decision-making authority from each Party such that the applicable Committee is able to effectuate all of its decisions within the scope of such Committee’s responsibilities.

2.3.4 Committee Meetings. The JSC shall meet at least twice during each year in person, or as more often as otherwise agreed by the Parties. The JTC shall meet as often as is required to perform the Work Plans, or as otherwise agreed by the Parties. Such meetings may be conducted by telephone, videoconference or in person as determined by the applicable Committee; provided that at least once quarterly JTC meetings shall be held in person, and twice yearly JSC meetings shall be conducted in person. All in person Committee meetings shall be held on an alternating basis between PARI’s and Mpex’s facilities, unless otherwise agreed by the Parties. Each Party may also call for special meetings to resolve particular matters requested by such Party, and upon such request, the meeting shall be convened within ten (10) business days, in person or by telephone. Each Party shall bear its own personnel, travel and lodging expenses relating to JSC meetings, but personnel, travel and lodging expenses relating to JTC meetings will be billed as Non-Technical Activities by PARI.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

2.3.5 Decision Making. Decisions of the Committees shall be made by unanimous vote of the members present in person or by other means (e.g., teleconference) at any meeting, with at least one representative from each Party participating in such vote. If the JTC does not reach unanimity with respect to a particular matter, then upon request from either Party such matter shall be referred to the JSC for resolution. In the event that the JSC is unable to reach unanimity with respect to a particular matter, then either Party may, by written notice to the other, have such matter referred to the Managing Director or Chief Executive Officer (“CEO”) of each of the Parties, who shall meet and attempt to resolve such matter to the Parties’ mutual satisfaction within thirty (30) days thereafter. In the event the CEO’s are unable to so resolve such matters within such thirty (30) day period, then Mpex shall have the right to make the final decision for the JSC.

2.3.6 PARI Control. Notwithstanding the foregoing, however, in the event PARI determines that a final decision of the JSC pursuant to Section 2.3.5 will result in a hazardous or unsafe Project Nebulizer or Drug Product formulation, or infringement of a third party’s Patent Rights covering an inhalation device or method of inhalation, PARI shall provide the JSC with a written report which establishes a reasonable technical basis for such determination. Upon delivery of such report, and discussion with Mpex at the JSC, PARI shall have the right to refrain from implementing such decision in its performance of the Work Plans, provided that if Mpex disagrees with the basis of such determination, PARI shall not have the right to refrain from implementing such decision until it has been finally determined in accordance with Section 14.2 that such decision will result in a hazardous or unsafe Project Nebulizer or infringement of a third party’s Patent Rights covering an inhalation device or method of inhalation. Notwithstanding the foregoing, nothing in this Article 2 shall be deemed to require PARI to take any action that PARI believes is unlawful.

2.3.7 Limited Authority. The decisions of the JSC, whether under this Section 2.3 or under any other section of this Agreement, shall not have the power to amend or contradict the terms of this Agreement or the agreed Work Plans, nor substitute for either Party’s ability to exercise any right, nor excuse the performance of any obligation, set forth in this Agreement.

2.4 Conduct of the Project. Subject to the terms and conditions of this Agreement, each Party shall use Commercially Reasonable Efforts to perform the activities assigned to it under the Work Plans in accordance with the Specifications, timelines and budgets set forth therein, under the supervision of the JSC. Each Party shall keep the JSC informed as to its progress under the Work Plans.

2.5 Transition to Development Phase.

2.5.1 Transition. Except as set forth in this Section 2.5, Mpex shall have the sole right (a) to determine whether and when to end the Feasibility Phase and proceed to the Development Phase, (b) to define the Licensed Configuration to be pursued in the Development Phase and (c) to approve the final Specifications of any of the Products; provided that if not earlier designated by Mpex, the Development Phase shall be deemed to have commenced upon achievement of the “first milestone” described in Section 5.3 below (i.e., at such time as the payment described in Section 5.3 below becomes due and payable). If the Feasibility Phase has not ended by June 1, 2007, and Mpex still desires to investigate the delivery of Drug Product by a PARI Nebulizer, then upon written notice thereof to PARI, the Parties agree to negotiate in good faith the extent to which the Feasibility Phase should be continued. In the absence of such written agreement of the Parties to continue the Feasibility Phase beyond June 1, 2007, however, PARI shall have the right to end the Feasibility Phase on or after June 1, 2007 upon written notice.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

2.5.2 Designation of Fluoroquinolone. Prior to June 1, 2007, Mpex shall also have notified PARI in writing the identity of the Fluoroquinolone in the Mpex Field, i.e., whether it will be Levofloxacin or another Fluoroquinolone candidate. In the event Mpex has not selected the Fluoroquinolone for inclusion in the Mpex Field by June 1, 2007, Mpex shall be deemed to have selected Levofloxacin as the Fluoroquinolone in the Mpex Field. Notwithstanding the foregoing, at any time prior to the initiation of the first Phase III Trial for a [***] by or under authority of Mpex, Mpex may substitute another Fluoroquinolone for inclusion in the Mpex Field by so notifying PARI in writing, provided that such substitute Fluoroquinolone is then available for substitution. For such purposes, a proposed substitute Fluoroquinolone shall be deemed “available,” unless at the time PARI receives such notice from Mpex:

(a)	[***];

(b)	[***]; or

(c)	[***].

PARI shall notify Mpex within thirty (30) days of receiving Mpex’ notice under this Section 2.5.2 or 4.4(d) if such substitute Fluoroquinolone is not so “available” for one of the reasons described in (a) through (c) above, together with a description in reasonable detail of the underlying circumstances. If PARI does not so notify Mpex within such 30-day period, the “backup Fluoroquinolone” reference in Section 1.24(a) shall be deemed to refer to such substitute Fluoroquinolone.

2.6 Project Fees. Mpex shall compensate PARI for its performance of the Work Plans at the Project Rate, and shall reimburse PARI for certain out-of-pocket costs incurred by PARI that are pre-approved in the Work Plans or approved by Mpex in writing in advance of incurring such costs; up to the costs budgeted for each cost category set forth in the Work Plan (“Project Fees”). The Project Fees shall be invoiced to and paid by Mpex in accordance with Section 9.1 below. PARI shall ensure that the Project Rates offered to Mpex under this Agreement [***]. Except for the compensation and reimbursement set forth in this Section 2.6, each Party shall perform all of its activities under the Work Plans at its own cost.

2.7 Reports. Without limiting PARI’s obligations to provide reports as specified in individual Work Plans, PARI agrees to provide Mpex with a final written report, upon completion or termination of each Work Plan, or if activities in a Work Plan are described in stages, each stage of a Work Plan, describing the procedures used and all results obtained, including all Project Results and Project Intellectual Property, and all methods, processes, technology and data developed or investigated in connection with evaluating, formulating, manufacturing or analyzing the Drug Product or adapting the Project Nebulizer to the Drug Product. Each such report shall contain sufficient detail so that Mpex can understand and fully implement and exploit on its own the information described therein, and shall include such information as is required for inclusion in Regulatory Filings. Upon reasonable request by Mpex from time to time and at Mpex’s expense, PARI shall provide additional assistance to Mpex to understand and implement all such reports.

2.8 Subcontractors. PARI shall not subcontract its performance of the Project to another entity without Mpex’s prior written approval. In any case, PARI shall remain completely responsible for any Project activities that are subcontracted. PARI shall ensure that all of its subcontractors are bound by

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

the terms and conditions herein, with respect to the subcontracted activities, as if named together with PARI herein, but such subcontractor shall have no direct rights against Mpex thereby. Upon the request of Mpex, PARI shall permit Mpex to review its agreement(s), or the applicable sections thereof, with the subcontractor pertaining to the Work Plans to ensure compliance with this Section 2.8, and shall enforce the provisions of such agreement(s) as requested by Mpex to ensure and perfect Mpex’s rights under this Agreement.

2.9 Project Equipment. Any equipment, capital good or other tangible property acquired by PARI for the Project, the cost of which is fully reimbursed by Mpex, shall be solely owned by [***]. [***] Unless sharing of costs of any such equipment, capital good or other tangible property between the Parties is specified in the Work Plan, any such equipment, capital good or other tangible property shall be acquired by PARI using solely its own funds (including payments received hereunder billed at Project Rates), or solely on Mpex’s account, and not using co-mingled funds.

2.10 Visiting Mpex Personnel. The Parties agree that Mpex may designate JSC members or other employees reasonably acceptable to PARI to visit PARI’s facilities where activities under the Work Plans are being performed, for purposes of observing, participating in and auditing the performance of the Work Plans. The arrangements and duration of such visits shall be reasonably agreed by the Parties so as to minimize any disruption to PARI’s business and preventing disclosure to Mpex of third party confidential information, while providing Mpex meaningful participation as requested by Mpex. While at PARI, Mpex employees shall have full access to Data, PARI Intellectual Property and records pertaining to the Work Plans.

Article 3 - Project Intellectual Property

3.1 Project Results. Mpex shall solely own, and PARI hereby assigns to Mpex, all right, title and interest in and to the Project Data and all tangible chemical, biochemical or biological materials, in each case that are generated or created by or for PARI in the course of performing the Work Plans (“Project Results”). The Project Results shall be the Confidential Information of Mpex, and PARI shall not have the right to use the Project Results other than to perform the Project, without the prior written consent of Mpex.

3.2 Project Intellectual Property. Subject to this Section 3.2 below, the Parties shall jointly own all Project Intellectual Property (other than the Project Results), including any Patent Rights filed thereon by either Party (such Patent Rights, the “Project Patents”). Each Party hereby assigns to the other Party an undivided joint ownership interest in and to all such Project Intellectual Property, and agrees to assist the other Party, upon the other Party’s reasonable request and at the other Party’s expense, to secure or perfect any and all such rights.

(a) PARI Exclusive Rights. Mpex hereby grants PARI a worldwide, royalty free, exclusive right and license, with the right to grant and authorize sublicenses: (i) under its interest in the jointly owned Project Intellectual Property, to make, use, sell, offer for sale, import, practice and otherwise exploit the subject matter thereof, in each case for use with PARI Nebulizers to deliver drug substances other than with Fluoroquinolones and/or Efilux Pump Inhibitors; and (ii) under its interest in those claims of jointly owned Project Patents that claim solely improvements to specific design elements of the hardware apparatus or the software of a vibrating mesh nebulizer device, to make, use, sell, offer for sale and import, practice and to otherwise exploit the subject matter claimed therein. It is understood that, as used herein, the patent claims described in clause (ii) above shall be claimed independently of any particular drug or class of drugs within Fluoroquinolones and/or Efilux Pump Inhibitors or method of therapeutic treatment involving such drugs, and not otherwise directed to blocking the field of pulmonary

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

administration of any Fluoroquinolones and/or Efilux Pump Inhibitors. To the extent there are patentable improvements to specific design elements of the hardware apparatus or the software of a vibrating mesh nebulizer device within the Project Intellectual Property, if desired by either Party, the Parties shall use their Commercially Reasonable Efforts to file for a patent thereon in a manner that includes claims qualifying under clause (ii) above. The rights granted to PARI under (ii) above shall be within the PARI Intellectual Property licensed to Mpex under Section 4.1 below.

(b) Mpex Exclusive Rights. PARI hereby grants Mpex a worldwide, royalty-free exclusive right and license, with the right to grant and authorize sublicenses, under its interest in the jointly owned Project Intellectual Property other than those patent claims described in clause (ii) of Section 3.2(a) above, to make, use, sell, offer for sale, import, practice and otherwise exploit the subject matter thereof, for use with devices other than PARI Nebulizers to deliver Fluoroquinolones and/or Effiux Pump Inhibitors.

(c) Shared. Each Party shall be free to use, and to grant and authorize nonexclusive sublicenses under, the jointly owned Project Intellectual Property outside of the exclusive areas described above, and the exclusivity granted in Article 4. Except as expressly set forth in this Agreement, neither Party shall be required to obtain the consent of, or to account to the other Party, with respect to the use, license, assignment or exploitation of Project Intellectual Property by reason of joint ownership thereof, and each Party hereby waives any such rights it has under the laws of any country. It is understood that the exclusivity granted in Section 3.2(a)(i) above shall not apply with respect to any liquid aerosol delivery device (“Existing Nebulizer”), if Mpex, its Affiliates or sublicensees were practicing the jointly owned Project Intellectual Property in connection with such Existing Nebulizer prior to the time such Existing Nebulizer became a PARI Nebulizer hereunder. Notwithstanding Section 3.2(a)(i) above, Mpex, its Affiliates or sublicensees may continue to practice the jointly owned Project Intellectual Property in connection with such Existing Nebulizer and improvements and new versions thereof after such Existing Nebulizer becomes a PARI Nebulizer hereunder.

3.3 Existing Intellectual Property. Each Party shall retain all of its right, title and interest in and to the Intellectual Property owned or Controlled by such Party as of the Effective Date (subject to Article 4 below). Mpex hereby grants PARI a royalty-free non-exclusive license under the Mpex Intellectual Property solely to perform PARI’s obligations and responsibilities under the Work Plans. Likewise, PARI hereby grants Mpex a royalty-free non-exclusive license under the PARI Intellectual Property solely to perform Mpex’s obligations and responsibilities under the Work Plans.

3.4 Default on Project Fees. Subject to Article 14, including without limitation Section 14.1 and 14.3, in the event of a default in the payment of any Project Fees under this Agreement, which default is not cured within thirty (30) days after written notice thereof by PARI referencing this Section 3.4, specifying in detail the amount of Project Fees alleged to be unpaid and a calculation thereof, providing all relevant supporting documentation evidencing such calculation (“Project Fee Default”), then notwithstanding Section 3.1 above, PARI shall not be obligated under Section 3.1 to assign to Mpex ownership of the specific Project Results to which unpaid Project Fees pertain, and as a result, Mpex shall not have the right to use such specific Project Results generated or created by PARI that were not paid for by Mpex until such Project Fees are paid. In such event, however, it is understood that Mpex shall retain the right to use and exploit other Project Intellectual Property that Mpex has fully paid for and all Project Patents, other than those claims of Project Patents that are enabled solely by such specific Project Results that were not paid for by Mpex, and that would not be enabled otherwise (“Defaulted Claims”), in accordance with Section 3.2 above. In the event of a Project Fee Default, neither Party shall initiate or continue filing for prosecution of such Defaulted Claims (other than those patent claims described in clause (ii) of Section 3.2(a) above) except upon mutual agreement, provided that if such Defaulted Claims

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

have issued, they shall not block Mpex from exercising its rights with respect to the other Project Intellectual Property that it has paid for (i.e., such Defaulted Claims shall be non-exclusively licensed to Mpex for pulmonary administration of Fluoroquinolones and/or Effiux Pump Inhibitors). In addition, if such Project Fee Default is a material default, taking into account the total Project Fees paid or to be paid over all of the Work Plans during the Feasibility Phase (if occurring during the Feasibility Phase) or the Development Phase (if occurring during the Development Phase), then PARI may request reasonable assurances that Mpex shall continue to pay ongoing Project Fees and if not received, PARI may suspend further performance of the Work Plans until such assurances are received or such Project Fee Default is paid.

3.5 Scientific Records. PARI shall maintain laboratory notebooks and all technical, scientific, accounting and other records in sufficient detail and (as appropriate, in good scientific manner, including documenting the use of GLP or GMP practices) which shall reflect work done, results achieved, intellectual property developed, including all data in the form required by Applicable Laws and Standards. Such records shall be kept for a period of three (3) years after completion or termination of the respective Work Plan or a longer period mandated by Applicable Laws and Standards.

Article 4 - Commercial License

4.1 Commercial License.

4.1.1 Exclusive Grant in Mpex Field. PARI hereby grants Mpex a royalty-bearing right and license in the Mpex Territory, with the right to grant and authorize sublicenses (provided such sublicenses shall comply with the terms of this Agreement), under PARI Intellectual Property to develop, manufacture, use, sell, offer for sale, import, export, distribute or otherwise exploit Drug Products for use in the Mpex Field, including the development, manufacture, use, sale, import, export, distribution and other exploitation of any Products for use in Licensed Configurations. For clarity, the license of this Section 4.1.1 shall be exclusive in the Mpex Field even as to PARI, and PARI shall not practice itself, nor grant to a third party, any rights with respect to PARI Intellectual Property for use in the Mpex Field in the Mpex Territory, except as set forth in Section 4.4 or Section 7 .1 (b). The Parties agree that Mpex shall remain fully responsible for performance of this Agreement notwithstanding any sublicenses granted by Mpex.

4.1.2 Manufacturing Rights. Notwithstanding Section 4.1.1 above, Mpex covenants that it shall not exercise rights to manufacture the Project Nebulizer or any [***] under the license of this Section 4.1 except pursuant to Section 7.6 below; provided that Mpex or its designated contract manufacturer shall be authorized to download any software accompanying the [***] directly onto such [***] with PARI’s consent and according to PARI’s Specifications.

4.1.3 Restriction of Certain Sublicenses. Notwithstanding Section 4.1.1 above, Mpex shall not grant to a PARI Competitor a sublicense under the PARI Intellectual Property with respect to a [***], without PARI’s consent. For such purposes a “PARI Competitor” shall mean an entity identified in Exhibit 4.1.3 hereto, [***].

4.1.4 Sublicense of TTP Technology. Mpex acknowledges that a portion of the PARI Intellectual Property includes PARI’s rights under the Third Party License Agreement. In the event Mpex transfers or sublicenses the license granted in this Section to a third party, such rights shall be excluded from such transfer or sub-license. However, in the event that Mpex transfers or sublicenses to a third party any of the license rights granted in this Section 4.1, upon Mpex’s request, PARI shall directly grant to such third party a sublicense of PARI’s rights under the Third Party License Agreement for no

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

additional consideration, other than that already due to PARI under this Agreement with respect to any transfer or sublicense of rights granted to Mpex in this Section 4.1. Such transfer or sublicense shall be subject to the terms and conditions of this Agreement.

4.2 Exclusivity of Efforts. The Parties acknowledge and agree that nothing contained in Section 4.2 below shall limit PARI from researching, developing, manufacturing, or commercializing medical devices (including existing devices) other than the Project Nebulizer for use in the Mpex Territory as a stand-alone device (i.e., independent of any particular drug product), that are not intended by PARI for use within the Mpex Field. In addition, it is understood that [***].

(a) Feasibility Phase. Subject to Section 4.2(d) below, until the end of the Feasibility Phase but no later than [***] (“First Exclusive Period”), PARI agrees that it and its Affiliates shall not directly or indirectly engage in any activities or participate in any business, or otherwise compete with Mpex (including developing or manufacturing for, selling products to, assisting, or licensing, divesting or transferring rights under PARI Intellectual Property to, any third party) in the Mpex Territory in connection with the research, development, manufacture and/or commercialization of Fluoroquinolones for pulmonary administration.

(b) First Phase II Trial. Subject to Section 4.2(d) below, after the First Exclusive Period, and until six (6) months after initiation of the first Phase II Trial of a Drug Product, but in no event extending beyond [***] (“Second Exclusive Period”), PARI agrees that it and its Affiliates shall not directly or indirectly engage in any activities or participate in any business, or otherwise compete with Mpex (including developing or manufacturing for, selling products to, assisting, or licensing, divesting or transferring rights under PARI Intellectual Property to, any third party) in the Mpex Territory in connection with the research, development, manufacture and/or commercialization of [***].

(c) Extended Exclusive Period. Subject to Section 4.2(d) below, after the end of the Second Exclusive Period, and during the term of this Agreement (“Extended Exclusive Period”), PARI agrees that it and its Affiliates shall not directly or indirectly engage in any activities or participate in any business, or otherwise compete with Mpex (including developing or manufacturing for, selling products to, assisting, or licensing, divesting or transferring rights under PARI Intellectual Property to, any third party) in the Mpex Territory in connection with the research, development, manufacture and/or commercialization [***]. Upon each of the following events: (i) the end of the Feasibility Phase, (ii) first filing of an Investigational New Drug Application (“IND”) for a Drug Product, and (iii) each milestone event set forth in Sections 5.3, 5.4 and 5.5, the Parties agree to negotiate in good faith concerning expansion of the scope of the indication subject to this Section 4.2(c) into other indications of Fluoroquinolones within the Mpex Field that have not been already partnered by PARI at such time.

(d) Mpex Diligence. PARI’s obligations under each of Sections 4.2(a), (b) and (c) shall be conditioned upon: (i) during the Feasibility Phase, Mpex using Commercially Reasonable Efforts to perform the tasks assigned to Mpex under the Work Plans, and (ii) thereafter, Mpex complying with its diligence obligations as set forth in Section 7.1(a). In the event PARI believes Mpex has failed to use such Commercially Reasonable Efforts, PARI shall notify Mpex who, subject to Section 14.3, shall have a period of [***] days thereafter to resume using such Commercially Reasonable Efforts in order to maintain the exclusivity of efforts provisions of this Section 4.2. Notwithstanding the foregoing, in the event that Mpex, by itself or through its Affiliates or Sublicensees, does not meet a milestone in the development timeline set forth in Exhibit 4.2(d) by the time period set forth therein (subject to the adjustments set forth therein, but without any further cure period as set forth in this Section 4.2(d) above or Section 15 .2), then PARI shall have the option upon written notice, to terminate thereafter its obligation to not compete with Mpex as set forth in this Section 4.2, provided that Mpex has not met such milestone prior to such notice.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

4.3 Sinusitis Field. Except as set forth in Section 4.2 above, this Article 4 shall not be deemed to prevent PARI and its Affiliates from pursuing any Fluoroquinolone outside the Mpex Field for its business purposes. Until the license set forth in Section 4.1.1 has been rendered nonexclusive, Mpex shall have a right of first negotiation with respect to the grant by PARI of rights for the delivery of the lead product Levotloxacin or the back-up Fluoroquinolone within the Mpex Field, alone or in combination with other active ingredient(s), for the non-pulmonary treatment of sinusitis (“Sinusitis Field”). PARI shall notify Mpex in writing prior to negotiation with any third party with respect to delivery of such a Fluoroquinolone in the Sinusitis Field. After receipt of such notice, Mpex shall have a period of [***] days to notify PARI in writing as to whether Mpex desires to exercise its right of first negotiation. In the event Mpex does not notify PARI within such [***] day period of its desire, or if the Parties do not enter into a signed term sheet, letter of intent or heads of agreement or other similar signed document with respect to the Sinusitis Field within [***] days after PARI’s receipt of Mpex’s notice of its desire to exercise its right of first negotiation with respect thereto, the Parties’ rights and obligations with respect to the Sinusitis Field under this Section 4.3 (except the last sentence of this Section 4.3) shall terminate, and PARI shall be free to pursue the delivery of such Fluoroquinolone in the Sinusitis Field with a third party in its sole discretion. In any event, PARI agrees to keep its activities with respect to the Sinusitis Field separate from its activities for Mpex under this Agreement, and not to use any Project Results for the Sinusitis Field without Mpex’s prior written consent and appropriate compensation to Mpex.

4.4 Election of [***]. As used herein, “Primary Program” shall mean the first program initiated for development and/or commercialization of a Licensed Configuration hereunder, which the Parties currently contemplate will be a [***] for an indication within cystic fibrosis. In the event, however, that Mpex has made an affirmative company decision [***], Mpex shall promptly notify PARI in writing referencing this Section 4.4. Mpex shall make any such affirmative company decision in good faith based on, e.g., technical, regulatory, commercial and/or economic considerations. In the event of (i) [***], or (ii) if the first Phase III Trial of a Drug Product for use in a Licensed Configuration by or under authority of Mpex is not [***]:

(a) Sections 4.2(a) through (c) shall thereafter terminate and be of no further effect;

(b) The license set forth in Section 4.1.1 is rendered non-exclusive under this Section 4.4, and the applicable royalties for all Licensed Configurations [***] shall be as set forth in Section 6.2.2. Section 6.2.1 shall not apply thereafter. In addition, in such event, Mpex shall be deemed to have satisfied all of its obligations under Section 7.1(a) if it is using Commercially Reasonable Efforts to pursue development and/or commercialization of at least one (1) configuration that is licensed under Section 4.1.1 (or under the license mutually agreed pursuant to clause (c) below), in at least one (1) Major Country, and provides annual reports summarizing such efforts to PARI. PARI shall thereafter not have the right to exercise its option under Section 7.1(b), and Section 7.1(b) shall be terminated;

(c) Mpex shall have the right under this Section 4.4 to negotiate with PARI in good faith the terms (i) for maintaining the license of Section 4.1.1 as exclusive, and/or (ii) for the inclusion of additional Fluoroquinolones within the Mpex Field, which terms shall be as mutually agreed by the Parties;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

(d) Mpex may continue to [***] in the Mpex Field, to the extent [***], from time to time, after the license of Section 4.1.1 [***], until initiation of the first Phase III Trial for a Licensed Configuration by or under authority of Mpex; and

(e) For clarity, the exclusivity granted to Mpex under Section 3.2(b) shall not be affected by this Section 4.4. In addition, Section 3.4 shall remain applicable in accordance with its terms.

It is understood that Mpex shall be deemed, without limitation, to be [***] if it is then [***]. In addition, it is understood that Mpex may elect under the license of Section 4.1 to investigate, pursue or commercialize [***] in or outside the Mpex Field [***], as secondary programs or alternative programs, and may [***] for the different active ingredients licensed hereunder and/or for different indications.

Article 5 - Upfront Project Fee, License Fee and Milestones

5.1 Upfront Project Fee. Within ten (10) days after the Effective Date, Mpex shall pay PARI [***] in cash, as an upfront Project Fee. [***].

5.2 License Fee. In partial consideration of the rights and licenses granted by PARI under this Agreement, Mpex shall within ten (10) business days after the completion of the Feasibility Phase, but no later than [***]: (i) pay to PARI [***] in cash; and (ii) issue to PARI (without any payment by PARI to Mpex) the equivalent of [***] in shares of Mpex preferred stock, [***]. It is understood that in connection with clauses (ii) of Sections 5.2 and 5.3 and in connection with Section 6.6(c), as a pre-condition of the issuance of the respective shares of Mpex preferred stock to PARI, PARI shall be required to enter into a Preferred Stock Purchase Agreement and other associated documents, in the same or substantially the same form as agreed to by the other investor(s) of the respective last round of financing.

5.3 First Milestone. In further consideration of the rights and license granted by PARI under this Agreement, Mpex shall within ten (10) business days after receipt and acceptance by Mpex of the first shipment of Drug Product and a Project Nebulizer for use in a [***], manufactured in compliance with GMP and ordered for the first clinical trial thereof conducted by or under authority of Mpex (i) pay to PARI [***] in cash and (ii) issue to PARI (without any payment by PARI to Mpex) the equivalent of [***] in shares of Mpex preferred stock, of the same series as the last round of financing prior to such payment, at the price per share established by such financing.

5.4 Clinical Milestones for [***] not containing Fluoroquinolones. In further consideration of the rights and license granted by PARI under this Agreement, Mpex agrees to make the following milestone payments to PARI, within ten (10) business days after the first achievement of the corresponding events set forth below by or under authority of Mpex, with respect to the first Drug Product not containing a Fluoroquinolone and the first Project Nebulizer, for use in a [***]:

EVENT	MILESTONE PAYMENT
1. Receipt and acceptance by Mpex of the first shipment of such Drug Product and Project Nebulizer, manufactured in compliance with GMP and ordered by Mpex for the first (pivotal) Phase II Trail	[***	]
2. Receipt and acceptance by Mpex of the first shipment of such Drug Product and Project Nebulizer, manufactured in compliance with GMP and ordered by Mpex for the first (pivotal) Phase II Trial	[***	]
3. First MAA submission in a Major Country for such Drug Product and Project Nebulizer	[***	]
4. First receipt of Marketing Approval in a Major Country for such Drug Product and Project Nebulizer	[***	]

Total (for [***] not containing Fluoroquinolones	[***	]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

5.5 Clinical Milestones for [***] containing Fluoroquinolones. In further consideration of the rights and license granted by PARI under this Agreement, Mpex agrees to make the following milestone payments to PARI, within ten (10) business days after the first achievement of the corresponding events set forth below by or under authority of Mpex, with respect to the first Drug Product containing a Fluoroquinolone and the first Project Nebulizer, for use in a [***], including if such Drug Product contains a combination of a Fluoroquinolone with an Efflux Pump Inhibitor:

EVENT	MILESTONE PAYMENT
1. Receipt and acceptance by Mpex of the first shipment of such Drug Product and Project Nebulizer, manufactured in compliance with GMP and ordered for the first (pivotal) Phase II Trial	[***	]
2. Receipt and acceptance by Mpex of the first shipment of such Drug Product and Project Nebulizer, manufactured in compliance with GMP and ordered for the first Phase III Trial	[***	]
3. First MAA submission in a Major Country for such Drug Product and the Project Nebulizer	[***	]
4. First receipt of Marketing Approval in a Major Country for such Drug Product and the Nebulizer	[***	]
5. First Commercial Sale of such Drug Product and the Project Nebulizer in a Major Country	[***	]

Total (for [***] containing Fluoroquinolones	[***	]

5.6 Certain Terms Pertaining to the Milestone Payments and Upfront License Fee. For clarity, a single Drug Product shall fall within either Section 5.4 or 5.5 but not both. However, Mpex may develop more than one Drug Product, one of which covered by Section 5.4, and one covered by 5.5, in which case Mpex shall owe milestone payments under both Sections 5.4 and 5.5, in the order in which the corresponding milestone events are achieved. Each of the payments set forth in Sections 5.2, 5.3, 5.4 and 5.5 shall be made only once. Milestone payments shall not be due under Section 5.4 or 5.5 with respect to clinical feasibility studies, additional Phase II Trials or Phase III Trials beyond the first such study, or development of more than one Licensed Configuration for a Drug Product or more than one Drug Product covered by each such section. The total cumulative milestone payments due under Sections 5.4 and 5.5 shall in no event exceed [***]. The total cumulative payments under Sections 5.2 through 5.5 shall in no event exceed [***] and the equivalent of [***] in Mpex preferred stock.

5.7 New Project. It is understood that PARI would not be obligated as part of the Project to develop formulations of [***], for use in a [***]. If the Parties agree for PARI to develop such other combinations in a [***], then the Parties would negotiate appropriate terms and conditions for such a product.

Article 6 - Royalties

6.1 Royalties for [***]. In further consideration of the rights and license granted by PARI under this Agreement, during the Royalty Term, subject to the terms and conditions of this Agreement,

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

Mpex agrees to pay PARI a running royalty equal to the following percentage of the Net Sales of Drug Product for use in a [***], which is sold by Mpex, its Affiliates or Sublicensees. Such royalties shall be paid in accordance with Section 9.2 below.

(a) [***] meeting Performance Specification A. In the event such [***] meets the Performance Specification A as set forth in Exhibit 6.1, the applicable royalty percentage shall be [***] percent ([***]%).

(b) [***] meeting Performance Specification B. In the event such [***] meets the Performance Specification B as set forth in Exhibit 6.1, the applicable royalty percentage shall be [***] percent ([***]%).

6.2 Royalties for Using an [***].

6.2.1 Royalties for Using an [***] under an Exclusive License.

In further consideration of the rights and license granted by PARI under this Agreement, during the Royalty Term, subject to the terms and conditions of this Agreement and provided that the license set forth in Section 4.1.1 has not been rendered non-exclusive pursuant to Section 4.4 or 7.1(b), Mpex agrees to pay PARI a running royalty equal to the following percentage of the Net Sales of Drug Products for a Licensed Configuration using an [***], which is sold by Mpex, its Affiliates or Sublicensees. All such royalties shall be paid in accordance with Section 9.2 below.

(a) Drug Product Covered by Patent Rights. In the event the composition of such Drug Product (independent of any inhalation delivery device) is Covered by one or more Valid Claim(s) of any Patent Rights within the PARI Intellectual Property in the country for which it is sold, then Mpex shall pay the following royalties to PARI with respect to the Net Sales of such Drug Product. The applicable royalty percentage shall be between [***] percent ([***]%) and [***] percent ([***]%), and shall be negotiated between the Parties in good faith based on the extent of exclusivity provided by such Patent Rights, the extent to which performance of the Drug Product is enhanced by incorporation of such PARI Intellectual Property, Mpex’s contributions to the technology of such Drug Product, and other factors agreed as appropriate by the Parties at the time of such negotiation. In the event the Parties fail to agree on such royalty percentage within [***] days after a request by Mpex to negotiate such percentage, such royalty percentage shall be equal to:

(i) [***] percent ([***]%) in the event the composition of such Drug Product (independent of any inhalation delivery device) is so Covered by Valid Claim(s) of PARI Background Patents but not by any Project Patents nor any Mpex Background Patents. As used herein, “PARI Background Patents” means any Patent Rights within the PARI Intellectual Property other than the Project Patents. “Mpex Background Patents” means any Patent Rights owned or Controlled by Mpex other than the Project Patents and the PARI Patent Rights licensed hereunder.

(ii) [***] percent ([***]%) in the event the composition of such Drug Product (independent of any inhalation delivery device) is so Covered by Valid Claim(s) of Project Patents but not of any PARI Background Patents, and such Drug Product is also Covered by Valid Claim(s) of Mpex Background Patents.

(iii) [***] percent ([***]%) in the event the composition of such Drug Product (independent of any inhalation delivery device) is so Covered by Valid Claim(s) of Project Patents, but neither clause (i) nor (ii) above applies.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

(b) Drug Product not Covered by Patent Rights. In the event the Drug Product that is subject to this Section 6.2.1, by itself, is not Covered by one or more Valid Claim(s) of Patent Rights within the PARI Intellectual Property in the country for which it is sold, then the applicable royalty shall be [***] percent ([***]%) of the Net Sales in such country of such Drug Product by Mpex, its Affiliates or Sublicensees.

6.2.2 Royalties for Using an [***] under a Non-Exclusive License. In further consideration of the rights and license granted by PARI under this Agreement, during the Royalty Term, subject to the terms and conditions of this Agreement, in the event the license set forth in Section 4.1.1 has been rendered non-exclusive pursuant to Section 4.4 or 7.1(b), Mpex agrees to pay PARI a running royalty equal to the following percentage of the Net Sales of Drug Products for a Licensed Configuration using an [***], which is sold by Mpex, its Affiliates or Sublicensees. All such royalties shall be paid in accordance with Section 9.2 below.

(a) Drug Product Covered by Patent Rights. In the event the composition of such Drug Product (independent of any inhalation delivery device) is Covered by one or more Valid Claim(s) of any Patent Rights within the PARI Intellectual Property in the country for which it is sold, then Mpex shall pay as royalties to PARI with respect to the Net Sales of such Drug Product equal to [***] percent ([***]%) of such Net Sales.

(b) Drug Product not Covered by Patent Rights. In the event such Drug Product, by itself, is not Covered by one or more Valid Claim(s) of Patent Rights within the PARI Intellectual Property in the country for which it is sold, then the applicable royalty shall be [***] percent ([***]%) of the Net Sales in such country of such Drug Product by Mpex, its Affiliates or Sublicensees.

6.3 Royalties on Drug Products in Licensed Configuration Only. No royalty shall be due on the Project Nebulizer, the [***], the [***] or on Drug Products that are not intended for use in a Licensed Configuration. In addition, only one royalty shall be paid with respect to each unit of Drug Product that is subject to royalties under this Article 6. In addition, for clarity, only one of Sections 6.1, 6.2.1 or 6.2.2 shall apply with respect to any particular Licensed Configuration, depending on whether it is a [***], a configuration involving an [***] and whether or not the license set forth in Section 4.1.1 has been rendered non-exclusive.

6.4 Adjustments to Royalties.

(a) Third Party Royalties. As between the Parties, Mpex shall be solely responsible for any royalties or other amounts for third party patent rights or technologies (“Third Party IP”) Covering the active ingredients of the Drug Product and/or formulation of the Drug Product comprising Mpex Background Intellectual Property (“Mpex Background Formulation”). As between the Parties, PARI shall be solely responsible for any royalties or other amounts for Third Party IP Covering the Project Nebulizer (including the [***]) and/or formulation of the Drug Product comprising PARI Background Intellectual Property. With respect to Third Party IP not addressed above in this Section 6.4(a), including e.g., Third Party IP Covering the combination of the Project Nebulizer with the Drug Product or Covering the formulation of the Drug Product developed hereunder, or that broadly claim pulmonary administration of active ingredients in the Mpex Field, in the event Mpex, its Affiliates or Sublicensees becomes obligated to pay royalties or other amounts for such Third Party IP, then Mpex

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

and PARI shall equally share responsibility for such amounts, i.e., Mpex may deduct [***] percent ([***]%) of such amounts from the royalties owed PARI under this Article 6; provided such royalties paid to PARI will not be (i) reduced at all in cases where Section 6.1(a), 6.2.1(b) or 6.2.2(b) applies, and (ii) so reduced to [***] percent ([***]%) in cases where Section 6.1(b) applies and (iii) so reduced to less than (x) [***] percent ([***]%) if Section 6.2.1(a)(i) applies, (y) [***] percent ([***]%)] if Section 6.2.1(a)(ii) or 6.2.2(a) applies, and (z) [***] percent ([***]%) if Section 6.2.1 (a)(iii) applies, and further provided that sharing of responsibility for amounts or royalties paid for such Third Party IP under clauses (i) through (iii) above may be further adjusted by the Parties after discussion and upon mutual agreement in writing. The [***] payments due PARI under Section 6.5 below by Mpex, its Affiliate(s) or Sublicensee(s), subject to the limitations set forth in the preceding sentence, shall be adjusted proportionately to the reduction in the corresponding royalty rate as set forth in this Section 6.4(a); provided that the [***] shall not be so reduced by more than [***] percent ([***]%). As used herein, “Mpex Background Intellectual Property” means any Intellectual Property owned or Controlled by Mpex other than the Project Intellectual Property and the PARI Intellectual Property licensed hereunder, and “PARI Background Intellectual Property” means any PARI Intellectual Property other than the Project Intellectual Property. For clarity, the total reductions under this Section 6.4(a) and 6.4(c) and 6.4(d) below shall not result in more than a [***] percent ([***]%) reduction in the aggregate in the royalties otherwise owing under this Agreement, nor more than a [***] percent ([***]%) reduction in the aggregate in the [***] owed under Section 6.5 below.

(b) Combination Product. In the event (i) a Drug Product is sold in combination with the Project Nebulizer, [***] or other components for a single price, or (ii) a Drug Product or a Licensed Configuration is sold in combination with services or other products, amounts invoiced for such combination sales for purposes of calculating Net Sales of the Drug Product in such combination shall be reasonably allocated between such amounts attributable to the Drug Product and amounts attributable to the Project Nebulizer, [***], services, other products or other active ingredients (“Non-Royalty Components”), by or under authority of Mpex. Such allocation shall be based on the relative value(s) of the Drug Product and of the Non-Royalty Components, and if the Parties are unable to agree on such allocation, the allocation shall be determined in accordance with Section 14.4 below. In the event a Drug Product for a Licensed Configuration using an [***] contains active ingredients other than compounds in the Mpex Field, then upon Mpex’s request, the Parties shall negotiate in good faith an appropriate allocation of the Net Sales thereof attributable to the relative contribution of the PARI Intellectual Property to enabling such new combination product.

(c) No Exclusivity for [***] or PARI Competition. On a Drug Product-by-Drug Product and country-by-country basis, (i) [***], or (ii) if [***], then the royalties payable under Sections 6.1 and 6.2.1(a), as applicable, shall thereafter be reduced by [***]. For the avoidance of doubt, in the event both subsections (i) and (ii) above apply, then the royalties payable shall only be reduced once by [***]. In the event the royalties payable under Section 6.1 or 6.2.1(a) are reduced by [***], then the [***] shall also be reduced by [***]. For clarity, the royalties payable under Sections 6.2.1(b), 6.2.2(a) and 6.2.2(b) shall not be reduced by operation of this Section 6.4(c).

(d) Exclusivity limited to Drug Product in a [***]. [***], then the royalties payable under Section 6.1 on the Drug Product used in such [***] shall be reduced by [***] on a country-by-country basis. For clarity, the [***] reduction set forth in this Section 6.4(d) shall not apply if the [***] reduction in Section 6.4(c) applies to a [***].

(e) Royalty on Sublicensee’s Net Sales. In the event that the royalty charged under this Article 6 with respect to a Sublicensee’s Net Sales renders a sublicense agreement desired by Mpex economically infeasible, then upon the request of Mpex, the Parties shall discuss the situation in good

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

faith, including if mutually agreed, a reduction of the royalty percentage paid on the Net Sales of the Sublicensee in return for a sharing with PARI of certain of the payments received from the Sublicensee other than royalties. However, it is understood that no such reduction or sharing shall be effective unless and until mutually agreed in writing by the Parties, and this Section 6.4(e) shall not be subject to arbitration under Section 14.2 below.

6.5 [***]. Mpex shall pay to PARI an [***] in accordance with Section 9.3 below.

(a) Determining the [***].

(i) In the event that Mpex is then commercially selling a Drug Product that is subject to the [***] percent ([***]%) royalty under Section 6.1 above, the “[***]” shall be determined by the following table.

Year of Sales	[***]
1st	[***]
2nd	[***]
3rd	[***]
4th	[***]
5th	[***]
6th and thereafter	[***]

(ii) In the event clause (i) above does not apply, and Mpex is then commercially selling a Drug Product that is subject to the [***] percent ([***]%) royalty under Section 6.1 above, the [***] shall be determined by the following table.

Year of Sales	[***]
1st	[***]
2nd	[***]
3rd	[***]
4th	[***]
5th	[***]
6th and thereafter	[***]

(iii) In the event clauses (i) and (ii) above do not apply (i.e., the only Drug Products for use in Licensed Configurations being sold by Mpex at the time are those subject to royalties under Section 6.2), then the [***] shall be: A x B / [***]%, where A is the amount determined using the table set forth in clause (ii) above, and B is the highest royalty rate applicable to the Drug Products then being commercialized by Mpex under Section 6.2 above.

(b) Adjustment of [***]. In the event that (i) Mpex fails to achieve sufficient Net Sales of Drug Products to accrue royalties pursuant to this Article 6 in excess of the [***] payment for any calendar year, and (ii) such failure is caused by the factors described in this Section 6.5(b) below that are beyond Mpex’s reasonable control (and not caused by Mpex’s negligence or its failure to comply with its diligence obligations under Section 7.1(a)), then the [***] shall be reasonably adjusted to account for such factors pursuant to the mutual agreement of the Parties. In the event the Parties cannot agree on a reasonable adjustment, then either Party may elect to have such adjustment determined pursuant to Section 14.4. The factors include failure to achieve the Specifications for a [***] as anticipated herein,

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

PARI’s inability to supply Project Nebulizers as ordered and forecasted by Mpex, product recalls, litigation or adverse events, safety or quality issues involving the Project Nebulizer, Drug Product or the Licensed Configuration, material restrictions imposed by a Regulatory Authority with respect to the Project Nebulizer, Drug Product, Licensed Configuration, or the marketing, distribution or use thereof, and PARI competition as described in Section 6.4(c)(ii); but not including inaccurate forecasting by Mpex causing Products to be out of stock, poor marketing or execution on sales by or on behalf of Mpex, late start on obtaining reimbursement codes by Mpex, competition other than from PARI or third parties licensed by PARI, or defects or issues caused by use of [***] in the Licensed Configuration. Notwithstanding the foregoing, the Parties acknowledge and agree that PARI’ s general research, development, manufacture, or commercialization of medical devices (including existing devices) other than the Project Nebulizer as stand-alone devices (i.e., independent of any particular drug product) shall not be deemed to be competition from PARI or third parties licensed by PARI.

(c) Failure to pay [***]. In the event Mpex does not pay the [***] payment due under Section 6.5, PARI may notify Mpex thereof in writing, specifying such default. If Mpex does not, within [***] days thereafter, either cure such default or dispute in good faith its obligation to pay such amount in writing, PARI shall have the right to render non-exclusive the license set forth in Section 4.1.1 upon written notice to Mpex. [***]. The royalty rates set forth in this Article 6 shall remain unchanged due to the license of Section 4.1.1 so becoming nonexclusive, subject to Section 6.4(c).

6.6 Royalty Buydown. Mpex, in its sole discretion, shall have the right, on one or more occasions, to decrease the Actual Royalty Rates through the mechanism described in this Section 6.6, to not less than: (i) [***] percent ([***]%) of the Stated Royalty Rates, except (x) the [***] percent ([***]%) set forth in Section 6.1(b) may be further decreased to [***] percent ([***]%) if such decrease is requested by Mpex prior to the First Commercial Sale of the respective Drug Product, (y) the [***] percent ([***]%) set forth in Sections 6.2.1 (b) and 6.2.2(b) may not be decreased through the mechanism of this Section 6.6, and (z) the royalty rate set forth in Section 7.1(c)(i)(y) may be so decreased to [***] percent ([***]%) if such decrease is requested by Mpex prior to First Commercial Sale of the respective Drug Product (the minimum royalty rates set forth in clauses (i) and (x) through (z), the “Royalty Buydown Floor”). As used herein, the “Actual Royalty Rates” means the royalty rates payable by Mpex for the different categories of Drug Products and Licensed Configurations, having taken into account the adjustments of Section 6.4 and any other applicable royalty adjustments under this Agreement. “Stated Royalty Rates” means the royalty rates set forth in Sections 6.1, 6.2.1, 6.2.2 and 7.1(c)(i)(y), and without taking into account any other applicable adjustments to royalties. In the event that after the Net Present Value has been determined under this Section 6.6, and the assumed Actual Royalty Rates for purposes of such calculation are further adjusted due to the application of Sections 4.4, 6.4(a), 6.4(b), 6.4(c), 6.4(d) or other adjustments, Mpex shall retain the full benefit of the Net Present Value that it has already paid (i.e., the reduction in royalty rates purchased under this Section 6.6 shall apply after such adjustments), provided that if as a result, the Actual Royalty Rates would go below the Royalty Buydown Floor, Mpex shall instead receive [***] hereunder for the portion of the Net Present Value which it was unable to apply to decrease the royalties (calculated on a pro-rata basis, based on the proportion of the purchased royalty buydown unable to be applied because it would result in the Actual Royalty Rates falling below the Royalty Buydown Floor, and the remaining duration of the Projected Royalty Period).

(a) Upon request by Mpex at any time after issuance of the QA audited draft Clinical Trial Summary Report (including evaluation of primary endpoints) upon completion of the first Phase II Trial of a Drug Product for use in a Licensed Configuration, provided Mpex has made such report available to PARI and PARI has had [***] days to review such report, the Parties shall negotiate in good faith to agree upon the Net Present Value of the decrease in royalties requested by Mpex. For clarity, in

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

the event such draft Clinical Trial Summary Report was never issued for any reason, it is understood that Mpex may trigger its rights under this Section 6.6 (i) after the final report from such Phase II Trial, or (ii) if Mpex initiates any additional clinical trials after the completion of such Phase II Trial, or determines such Phase II Trial is unnecessary and conducts a later stage clinical trial, or makes any regulatory filings based wholly or partly on results of such Phase II Trial or later stage clinical trial, provided that any clinical data for the Drug Product available at such time will be provided by Mpex to PARI.

(b) If the Parties are unable to agree upon such Net Present Value, it shall be determined as follows. Each Party shall appoint its own disinterested appraiser who shall be licensed as a Certified Public Accountant doing business in a major metropolitan area in the United States to determine the Net Present Value of the decrease of royalties requested by Mpex. Mpex will provide PARI, as reasonably requested, with information necessary to complete the Net Present Value analysis. The Parties shall exchange their respective appraisals of the Net Present Value within thirty (30) days following either Party’s request to have the Net Present Value determined under this Section 6.6. If the two appraised values of the Net Present Value of the decrease in royalties differ by an amount that is less than [***] percent ([***]%) of the higher appraised Net Present Value, then the arithmetic mean of the two appraised values shall be the Net Present Value for purposes of this Section 6.6. If the two appraised values differ by an amount that is greater than [***] percent ([***]%) of the higher appraised Net Present Value, then the two disinterested appraisers shall select a third disinterested appraiser, who shall determine the Net Present Value of the decrease in royalties requested by Mpex. The valuation made by the appraiser or appraisers finally chosen (or the average valuation described above) shall be conclusive and binding on the Parties. All costs of an individually selected appraiser shall be borne by the Party selecting such appraiser. All costs of the appraiser mutually selected by the two disinterested appraisers shall be borne equally by the Parties. Each appraisal by the Parties and by the disinterested appraiser shall also state the Actual Royalty Rate assumed as the basis for the calculation of Net Present Value.

(c) To exercise its right under this Section 6.6, Mpex shall pay to PARI the Net Present Value so determined within [***] days following such determination, and commencing on the Reduction Effective Date, the royalty rates under Sections 6.1 and 6.2 shall be reduced by the amount of the decrease. For example, if Mpex desires to reduce the royalty rates under Section 6.1 by [***]%, it shall so notify PARI and the Net Present Value of the difference (i.e., [***]%) shall be determined as described above; and provided that Mpex pays to PARI the amount of such Net Present Value within [***] days after such determination, the royalty rates under Section 6.1 shall be reduced by [***]%. At Mpex’s option, Mpex may pay all or part of the Net Present Value in [***] (it being understood and agreed to by Mpex that the deferred cash payment amount shall accrue interest at a rate equal to the prime rate reported by the Chase Manhattan Bank, New York, New York, on the date of the determination of the Net Present Value, plus an additional [***], and the royalty reduction shall be effective only to the extent, and pro-rated to the percentage, of the Net Present Value actually paid by Mpex). The Parties also agree to negotiate in good faith what portion of the Net Present Value may be paid in Mpex stock. If at such time Mpex stock is being traded on an over-the-counter market or on an exchange, then such Mpex stock shall be such publicly traded shares, at a price per share equal to the average of the closing bid and asked prices thereof quoted in the over-the-counter market in which the shares are traded or the closing price quoted on any exchange on which the shares are listed, whichever is applicable, as published in The Wall Street Journal for the [***] trading days prior to the date thereof (or such shorter period of time during which such stock was traded over-the-counter or on such exchange). Otherwise, such Mpex stock shall be Mpex preferred stock of the same series as the last round of Mpex financing prior to such payment, at the price per share established by such financing set forth below:

(d) For purposes of the foregoing, the following terms shall have the meanings set forth below:

(i) “Reduction Effective Date” shall mean the date Mpex requests such reduction to commence, provided that the Reduction Effective Date shall not be earlier than the First Commercial Sale of such Drug Product.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

(ii) “Projected Royalty Period” shall mean the period from the Reduction Effective Date until [***] years after the First Commercial Sale of the first Drug Product for use in the first Licensed Configuration in the first country in the Mpex Territory, provided that if such period calculated according to the foregoing language is less than [***] years, the Projected Royalty Period shall be [***] years after the Reduction Effective Date.

(iii) “Net Present Value” shall be calculated by projecting the amount of the royalty decrease over the Projected Royalty Period, based on a reasonable projection of such Net Sales over such period, and discounting such amounts to the present value at the time of the calculation by a discount factor that reflects both the time value of money and the risk involved in achieving such Net Sales.

(e) The [***] (and the tables and formula set forth in Section 6.5(a)), for the then-current calendar year and each subsequent calendar year, shall automatically decrease in proportion to the percentage of decrease in the royalty rates established pursuant to this Section 6.6.

Article 7 - Development, Regulatory and Commercialization Roles and Responsibilities

7.1 Mpex Development and Commercialization Diligence.

(a) After the commencement of the Development Phase, and during the remainder of the term of this Agreement, Mpex agrees to use Commercially Reasonable Efforts to pursue the clinical development of and to obtain Marketing Approval for at least one (I) Drug Product intended for use in a Licensed Configuration in one (1) or more Major Countries, and after obtaining such Marketing Approval, to use Commercially Reasonable Efforts to market and sell such Drug Product and/or Licensed Configuration in all Major Countries in which it has been approved. Until such first Marketing Approval, provided that the license of Section 4.1.1 remains exclusive hereunder, Mpex shall provide PARI, at least annually through the JSC, with detailed reports of the progress of its development of Drug Products for use in Licensed Configurations and plans for its development and commercialization thereof in the upcoming year, and will provide PARI through the JSC quarterly updates thereto. The JSC shall discuss such reports and plans and Mpex shall duly consider any comments thereon provided by PARI, provided that the Parties agree that Mpex shall retain sole control of its development efforts hereunder and its plans therefor. For clarity, it is understood that the obligation to use Commercially Reasonable Efforts as set forth in this Section 7.1(a) shall apply to any Sublicensees who are responsible for development of Drug Products for Licensed Configurations, and to the extent Mpex has obtained reports and plans from such Sublicensees and are not restricted by confidentiality obligations, Mpex shall share such reports and plans with PARI at least annually through the JSC in the same manner as for reports and plans of its own development. This Section 7.1(a) shall also apply to any permitted successors or assigns of Mpex under this Agreement. The Parties acknowledge and agree that Mpex’ s material breach of this Section 7.1 (a) shall be deemed a material breach of this Agreement and the provisions of Section 15.2 hereof shall specifically apply to such material breach.

(b) Notwithstanding the foregoing, in the event that Mpex, by itself or through its Affiliates or Sublicensees, does not meet a milestone in the development timeline set forth in Exhibit 7.1 by the time periods set forth therein (subject to the adjustments set forth therein, but without any further

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

cure period as set forth in Section 15.2), then PARI shall have the option upon written notice, to render the license set forth in Section 4.1.1 non-exclusive, provided that Mpex has not met such milestone prior to such notice.

(c) In the event PARI exercises its option under Section 7.1(b) to render the license of Section 4.1.1 non-exclusive, then the royalty rates shall be reduced as follows:

(i) the royalty rate (x) for Section 6.1(a) shall be [***], and (y) the royalty rate for Section 6.1(b) shall be [***];

(ii) the royalty rate (x) for Section 6.2.1(a)(i) shall be [***], (y) for Section 6.2.1(a)(ii) shall be [***], and (z) for Section 6.2.1(a)(iii) shall be [***];

(iii) the royalty rate for Section 6.2.1 (b) shall remain at [***].

The [***] shall be reduced by a proportional amount. Sections 6.4(a) (first two sentences), 6.4(b), 6.5 and 6.6 (subject to the Royalty Buydown Floor set forth therein) shall continue to apply to the royalties specified in this Section 7.1 (c).

(d) In addition, in the event PARI exercises its option under Section 7.1 (b) to render the license of Section 4.1.1 non-exclusive,

(i) Section 4.2(a) through (c) shall thereafter terminate and be of no further effect.

(ii) In the event clause (i) or (ii) of Section 4.4 applies thereafter (i.e., the [***] has been abandoned), the applicable royalty rates shall be as set forth in Section 7.1(c) above (i.e. Section 6.2.2 shall be adjusted in the same manner as Section 6.2.1). For the avoidance of doubt, the Parties agree that the applicable royalty rates shall not be changed as a result of Section 4.4, if PARI had previously exercised its option under this Section 7.1 (b).

(e) For clarity, the exclusivity granted to Mpex under Section 3.2(b) shall not be affected by this Section 7.1. In addition, Section 3.4 shall remain applicable in accordance with its terms.

7.2 Manufacture of Drug Product. As between the Parties, Mpex shall have the exclusive right to manufacture Drug Product for Licensed Configurations, for clinical and for commercial use. To enable the foregoing, PARI agrees to provide Mpex at its request with all Know-how within the PARI Intellectual Property necessary or useful for Mpex to manufacture or have manufactured Drug Product and shall assist Mpex, if reasonably requested and at Mpex’s expense (to be invoiced by PARI as Technical Activities), with securing a relationship with PARI’s third party contract manufacturer(s) or with its vendor(s) of ingredients or components useful for manufacturing Drug Product.

(a) Clinical Supply. At Mpex’s request, PARI agrees to manage and ensure the supply to Mpex of Drug Product for use in Licensed Configurations, for preclinical, clinical and other developmental uses. If so elected by Mpex, the supply of Drug Product by PARI for such developmental use shall be pursuant to Work Plans established in accordance with Section 2.2. It is expected that the manufacturing of Drug Product for such supply shall be performed by a subcontractor, and in such case, the price of the Drug Product shall be directly billed by such subcontractor to Mpex (without any additional markup by PARI). Notwithstanding the foregoing, the manufacturing and supply of such Drug Products for clinical use shall comply with Article 8 below.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

7.3 Supply of Project Nebulizers for Clinical Trials. PARI shall be responsible for supplying Mpex with all Project Nebulizers required for the conduct of clinical trials. The manufacturing and supply of such Products by PARI shall comply with Article 8 below.

(a) Price. The price charged by PARI for such Project Nebulizer and related parts shall be equal to [***].

(b) Initial Forecast. An initial forecast of the Project Nebulizers, including delivery dates, anticipated to be required by Mpex for clinical trials is set forth in Exhibit 7.3(b). Such forecast shall not be binding on either Party, unless and until such quantities and dates are confirmed in written purchase orders issued by Mpex or set forth in a Work Plan executed by the Parties. Mpex agrees to provide PARI a lead time of at least three (3) months with any such confirmation. After such confirmation of the quantities and dates, in the event PARI is unable or otherwise fails to supply Project Nebulizers to Mpex by the specified delivery dates, then without limiting any other remedies Mpex may have, the milestone payment for the respective clinical studies set forth in Sections 5.3, 5.4 and 5.5 shall be appropriately adjusted pursuant to the mutual agreement of the Parties. In the event the Parties are unable to agree on such adjustment, either Party may have such adjustment determined pursuant to Section 14.4 below.

(c) [***] or Nebulizer Accessories. If requested by Mpex, PARI shall supply Mpex with [***] and/or Nebulizer Accessories for clinical trial purposes, at a price equal to [***].

(d) Support. PARI agrees to provide to Mpex, its Affiliates, Sublicensees or their customers the same or higher level of technical and product support for the Project Nebulizers, [***] and Nebulizer Accessories purchased hereunder, as the level of support generally provided to its other customers of comparable products, components or accessories, at no additional charge.

7.4 Regulatory Matters. As between the Parties, Mpex shall be responsible for, and shall control all filings and interactions with Regulatory Authorities with respect to the Drug Products and Licensed Configurations. Mpex shall control all clinical and regulatory strategy for the development of the Drug Products and Licensed Configurations. Any MAAs, Marketing Approvals, INDs, or other regulatory submissions, filings, approvals and documentation (collectively, “Regulatory Filings”) for the Drug Products and Licensed Configurations shall be submitted solely in the name of, and exclusively owned by, Mpex or its designee. PARI agrees to cooperate with, and provide reasonable assistance to Mpex, in the preparation of such Regulatory Filings[***].

(a) Marketing Approval for the Project Nebulizer, if sold separately. If in the course of defining the Project Nebulizer intended to be sold separately from the Drug Product, the Parties have determined that the existing Marketing Approvals of the eFlow® Device(s) are insufficient to permit the commercialization of the Project Nebulizer in a Licensed Configuration, then PARI shall use Commercially Reasonable Efforts at its own cost to seek Marketing Approval for the Project Nebulizer in the countries requested by Mpex, subject to oversight by the JSC and JTC. PARI shall keep the JSC and JTC informed as to such efforts, and shall solicit and take into account any reasonable commercial comments provided by Mpex with respect thereto.

(b) Regulatory Information. PARI shall promptly provide Mpex as requested, at no additional charge other than that set forth in an applicable Work Plan hereunder, with all Data and

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

other available information necessary or useful for Mpex to apply for, obtain, and maintain Marketing Approvals for the Drug Products and Licensed Configurations in any country, including without limitation (i) information relating to the facilities, or the process, methodology, raw materials and intermediates used in the manufacture, processing, or packaging thereof, and (ii) existing data relating to the eFlow® Devices. In addition, PARI shall cooperate with Mpex with respect to all reporting obligations relevant to the Products under Applicable Laws and Standards.

(c) Adverse Event Reporting. Unless otherwise required by law, regulation or agency, each Party shall report to the other Party, in as much detail as reasonably possible, within forty-eight (48) hours from receipt of the information (or less, where required so as to comply with Applicable Laws and Standards) any experience coincident with the use of the Drug Products, Project Nebulizers or Licensed Configurations being supplied by PARI to Mpex hereunder, whether or not considered drug related, that suggests a significant hazard, contraindication, side effect or precaution. This includes, but is not limited to, any serious adverse event. Such a serious adverse event includes, at minimum, any possible event coincident with the use of the Drug Products, Project Nebulizers or Licensed Configurations that result in any of the following outcomes: death, a life-threatening experience, in-patient hospitalization, prolongation of an existing hospitalization, a persistent or significant disability or incapacity, or a congenital anomaly or birth defect.

7.5 Nebulizer Commercialization Strategy. Not sooner than thirty (30) days prior to initiation of the first Phase II Trial of a Drug Product for use with a Project Nebulizer, at the request of Mpex, the Parties shall meet to discuss a commercialization strategy for the Project Nebulizer used therein. As part of such discussion, the Parties may consider, for example, whether the best commercial interest of the Licensed Configuration is served by having PARI supply the Project Nebulizers to Mpex and having Mpex sell the same in combination with the Drug Product to customers, or by Mpex independently selling the Project Nebulizers to the market, or some other mutually agreeable arrangement. However, unless the Parties otherwise agree in writing, PARI shall supply the Project Nebulizer and any [***] to Mpex pursuant to a commercial supply agreement to be negotiated by the Parties in good faith based on the terms and conditions set forth in Exhibit 7.5 (“Commercial Supply Agreement”), and Mpex shall have the right to sell the same, alone or in combination with the Drug Products, in the Mpex Territory. In the event the Parties fail to agree on and enter into a Commercial Supply Agreement within one hundred and eighty (180) days after a request by Mpex under this Section 7.5 to do so, Mpex may request the terms and conditions of the Commercial Supply Agreement be established pursuant to Section 14.4 below, which terms and conditions shall then become binding on the Parties. In addition, PARI shall use Commercially Reasonable Efforts to make available to the market a full complement of Nebulizer Accessories for the Project Nebulizer, and shall ensure that its prices for such Nebulizer Accessories are [***].

7.6 Assurance of Supply of Project Nebulizer.

(a) Backup Supply Planning. PARI warrants that, prior to the date of first submission of an MAA for a [***] by or under authority of Mpex, PARI shall have its own manufacturing facility in Germany or have an exclusive arrangement with a third party for manufacturing the Project Nebulizer and the critical components thereof. In addition, by such date, PARI agrees that it shall have in place a backup supply plan to reasonably ensure the uninterrupted supply of Project Nebulizers and components. At the time that the Parties meet to discuss and negotiate the commercialization strategy in accordance with Section 7.5 above, or upon the request of Mpex from time to time, the Parties shall review such backup supply plan and PARI’s implementation thereof, and shall discuss what, if any, modifications to such plan or further actions are desired in order to ensure such uninterrupted supply.

(b) Backup License. In the event a Failure Event described in Section 13 of Exhibit 7.5 has occurred prior to the Parties’ entry into a Commercial Supply Agreement, then Section 13 of Exhibit 7.5 shall become effective and binding on the Parties as if it were incorporated into, and re-stated in its entirety in this Section 7.6(b) of this Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

Article 8 - Supply of Products by PARI for Clinical Use

8.1 Delivery. PARI agrees to deliver those quantities of Products ordered by Mpex for clinical trials, [***], by the delivery dates set forth in the Work Plan or purchase order, as the case may be, in accordance with reasonable shipping instructions provided by Mpex. The Products shall be shipped, at Mpex’ s expense, packaged in containers in accordance with the Specifications or as otherwise agreed by the Parties in writing. PARI shall cooperate with Mpex, and provide Mpex with all necessary documentation and assistance, at Mpex’ s expense with respect to importation of the Products into any country of the Mpex Territory.

8.2 Payment. PARI shall submit an invoice to Mpex upon shipment of Products ordered hereunder, reflecting the price therefor as set forth in Article 7 above. All invoices shall state the aggregate and unit price for such Products in a given shipment, plus any insurance, taxes or other costs incident to the purchase or shipment initially paid by PARI but to be borne by Mpex hereunder. Mpex shall pay PARI such invoiced amounts that are due hereunder within [***] days from the later of (a) Mpex’s receipt of the invoice or (b) receipt of the shipment by Mpex.

8.3 Quality. All Products supplied by PARI shall meet the Specifications and shall be manufactured in accordance with all Applicable Laws and Standards, including applicable GMP manufacturing and record keeping procedures. At the request of either Party, the Parties shall enter into a commercially reasonable Quality Agreement, allocating roles and responsibilities to each Party with respect to quality control and regulatory compliance, consistent with the provisions of this Agreement.

8.4 Quality Control. Prior to each shipment of Products, PARI shall perform quality control procedures and inspections to verify that the Products to be shipped conform to the Specifications and GMP. Each shipment of Products shall be accompanied by a certificate of analysis or verification signed and dated by a qualified and duly authorized employee of PARI, in a form mutually agreed by the Parties, which sets forth the Specifications for the Products in such shipment and the results of any tests performed on such Products, and certifying that the Products supplied have been manufactured, controlled and released according to such Specifications and all Applicable Laws and Standards, including GMP. Mpex and its designees shall be under no obligation to accept any shipment of Product that is not accompanied by such a certificate of analysis or verification.

8.5 Acceptance.

(a) Products delivered by PARI hereunder shall be subject to inspection and applicable testing by Mpex. If on such inspection Mpex discovers that any Product shipped hereunder fails to conform with the Specifications or otherwise fails to conform to the requirements of this Agreement, Mpex may provide written notice to PARI specifying in reasonable detail the manner in which such Product fails to meet the foregoing requirements, and shall promptly send to PARI a representative sample of the nonconforming Product. Mpex or its designee shall retain the rejected Products pending PARI’s analysis thereof and the resolution of any disagreement regarding the nonconformance of such Product.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

(b) In case of a disagreement between the Parties with respect to the nonconformance of Products rejected in accordance with this Section 8.5, the Parties shall submit the matter promptly to an independent Third Party laboratory reasonably acceptable to both Parties (the “Laboratory”) for testing and decision. The determination of such Laboratory with respect to all or part of any shipment of Products shall be final and binding upon the Parties. The Party against which the determination is made shall pay for the costs and expenses of the Laboratory and out-of-pocket costs for shipping and handling any rejected Product, and in the event the determination is made against Mpex, Mpex shall pay for both the Products that were the subject of such dispute and for any replacement Product provided by PARI pursuant to Section 8.5(c) below, in each case, unless already paid.

(c) Notwithstanding Section 8.5(b) above, PARI shall replace Products rejected in accordance with this Section 8.5 by Mpex or its designees within the shortest practicable time. It is understood that PARI shall, if possible, make such replacement pending the determination of the Laboratory of any dispute under Section 8.5(b). Subject to the foregoing, if a shipment or part thereof is rejected in accordance with this Section 8.5 before the date on which payment is due therefor, Mpex may withhold payment for such shipment or the rejected portion thereof; if a shipment or portion thereof is so rejected after payment, PARI shall replace such Product without additional cost to Mpex (but subject to Section 8.5(b) above).

(d) Subject to this Section 8.5 above and Section 8.6, Products shall be deemed accepted if no notice to the contrary is received by PARI within [***] days of receipt of such Products by Mpex. It is understood that the warranties given by PARI in Section 8.7 shall survive any failure to reject under this Section 8.5.

8.6 Latent Defects. As soon as either Party becomes aware of any defect in Products delivered by PARI that are not discoverable upon a reasonable inspection or incoming quality assurance testing as set forth in the Specifications, it shall immediately notify the other Party in writing, and the applicable provisions of Section 8.5 shall apply. To the extent such units of Product have been provided to a clinical site, and PARI is determined to be the Party at fault with respect to such latent defect, PARI shall reimburse Mpex for reasonable, actual costs incurred in replacing units returned by the clinical site. Mpex may recover amounts to which it may become entitled under this Section 8.6 by crediting such amounts, if agreed to by PARI, from other amounts due to PARI hereunder. Notwithstanding the foregoing, in the event that Mpex fails to reject a Product within [***] days after it actually becomes aware of any latent defect therein (including, without limitation, by way of written notice from PARI), Mpex shall be deemed to have accepted such Product and Section 8.5 shall not apply to such Product.

8.7 Product Warranties. PARI represents and warrants that (a) the Products supplied to Mpex hereunder shall comply with the Specifications and shall conform to the information shown on the certificate of analysis or verification provided in accordance with Section 8.4; (b) such Products, the manufacturing of such Products, and the facilities used in such manufacturing shall comply with all Applicable Laws and Standards, including GMP; and (c) such Products, shall upon shipment to Mpex, be free and clear of all security interests, liens and other encumbrances of any kind or character.

8.8 No Changes. After the filing of an IND with respect to a Drug Product for use in a Licensed Configuration, PARI shall not change any aspect of manufacture of such Drug Product, [***] or the Project Nebulizer in such Licensed Configuration, including the facilities, equipment, processes, vendors, sub-contractors or record keeping procedures, if such change is inconsistent with the Specifications or would require the approval of a Regulatory Authority or any changes in regulatory filings; except upon the prior written consent of Mpex and further provided that any manufacturing change shall comply with all Applicable Laws and Standards and will not adversely affect Product quality.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

8.9 Manufacturing Audits by Mpex. Upon [***] business days prior written notice given by Mpex to PARI, Mpex and its designees shall have the right to have a reasonable number of employees or consultants visit, inspect and/or audit facilities at which Drug Products, Project Nebulizers or [***] are manufactured, including those of PARI’s contractors, if any, in order to verify PARI’s compliance with all Applicable Laws and Standards, including GMP, and other requirements herein, provided, however that (i) such employees or consultants conduct such visit, inspection or audit during regular business hours and in a manner that does not interfere with the normal activities being carried out at such facilities, (ii) such employees or consultants shall observe all rules and regulations applicable to visitors and to individuals employed at such facilities, and (iii) such employees or consultants execute and deliver such confidentiality agreements as materially protective of PARI as Article II of this Agreement and reasonable safety compliance agreements. It is understood that such employees or consultants of Mpex shall not have access during such visits, inspections or audits to any information of PARI’s other customers, nor those areas of PARI’s facilities that are solely dedicated to use for PARI’s other customers. In the event Mpex or its designee identifies any non-compliance with Applicable Laws and Standards or other agreed requirements from such inspection or audit, PARI shall implement solely at its own cost all reasonable corrective actions therefor directed by Mpex.

8.10 Regulatory Audits. PARI shall permit the FDA and other Regulatory Authorities to conduct inspections of the facilities of PARI and its contractors as they may request, including preapproval inspections, and shall cooperate with such Regulatory Authorities with respect to such inspections (and any related matters), in each case which are related to the Project, Products or Licensed Configurations. PARI shall give Mpex prior notice, to the extent practicable, of any such inspections relating to Project, Products or Licensed Configurations, and keep Mpex informed about the results and conclusions of each such regulatory inspection relating to Project, Products or Licensed Configurations, including actions taken by PARI to remedy conditions cited in the inspections. PARI shall permit Mpex or its designee to assist in the preparation for the inspections, as reasonably requested and to the extent pertaining to the Project, Products or Licensed Configurations. PARI will provide Mpex with copies of any written inspection reports issued by the Regulatory Authority and all correspondence between PARI and the Regulatory Authority, including FDA Form 483 Notice of Observation, in each case pertaining to the Project, Products or Licensed Configurations, or general manufacturing concerns (e.g., facility compliance). Similarly, PARI agrees to promptly notify and provide Mpex copies of any request, directive or other communication of the FDA or other Regulatory Authorities relating to the Project, Products or Licensed Configurations, and to cooperate with Mpex in responding to such requests, directives and communications.

8.11 Conflicting Terms and Conditions. The supply of Products by PARI to Mpex for clinical trial purposes shall be solely in accordance with the terms and conditions of this Agreement. ANY TERMS OR CONDITIONS OF ANY PURCHASE ORDER OR ACKNOWLEDGMENT GIVEN OR RECEIVED, WHICH ARE ADDITIONAL TO OR INCONSISTENT WITH THIS AGREEMENT SHALL HAVE NO EFFECT, AND SUCH TERMS AND CONDITIONS ARE HEREBY EXCLUDED AND REJECTED BY EACH PARTY.

Article 9 - Payment Procedures

9.1 Invoicing. PARI shall submit monthly invoices to Mpex for the Project Fees owed by Mpex for activities under the Work Plan performed by PARI in the preceding month, other than GMP Manufacturing activities, which shall be invoiced in accordance with Section 8.2 above. Each invoice

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

shall at a minimum contain the following information: (a) a description of the activities under the Work Plan conducted during such month; (b) an itemized hourly breakdown of the time devoted on such activities; (c) upon Mpex’ s reasonable request, the invoice shall include identification of each individual who performed part of such activities, and an hourly breakdown of the time devoted by each such individual in conducting such activities; (d) supporting documentation for any out-of-pocket costs to be reimbursed by Mpex; and (e) any other information reasonably requested by Mpex. Mpex shall pay the invoiced amounts that are due under this Agreement within [***] calendar days of receipt of such invoice.

9.2 Royalties. Beginning with the first royalty payment due to PARI under this Agreement and thereafter during the Royalty Term, Mpex shall provide PARI with quarterly written royalty reports applicable to such royalty payments, within [***] days after the last day of each calendar quarter. Each report shall include a summary of the Net Sales of the Drug Product that are subject to royalties hereunder during the previous calendar quarter and a calculation of the royalties due thereon. Simultaneously with the delivery of each such report, Mpex shall pay to PARI the total royalties, if any, due to PARI under Article 6 for the period of such report. Notwithstanding the foregoing, with respect to Net Sales by a Sublicensee, the royalty for such Net Sales shall be due for the calendar quarter in which Mpex receives its royalty from the Sublicensee on such Net Sales.

9.3 [***]

9.4 Method of Payment to PARI. All payments due to PARI under this Agreement shall be made in United States dollars; provided that the amounts specified in Euros in Section 2.6 and in Sections 5.1 through 5.5 shall be paid in Euros, in each case by wire transfer to the bank account designated by PARI. If any currency conversion shall be required in connection with the payment of royalties under Article 6, such conversion shall be made by using the averaged buying and selling exchange rate for such conversion, quoted for current transactions reported in The Wall Street Journal, on the last business day of the calendar quarter immediately prior to such payment.

9.5 Late Payment. Any undisputed payments or portions thereof due hereunder which are not paid when due shall bear interest equal to the prime rate as reported by the Chase Manhattan Bank, New York, New York, on the date such payment is due, plus an additional [***] percent ([***]%)], calculated on the number of days such payment is delinquent. This Section 9.5 shall not limit other remedies available to the Party entitled to receive such payment.

9.6 Mpex Books and Records. Mpex shall keep full, true and accurate books and records in accordance with GAAP, which account for the Net Sales of the Drug Product for use in a Licensed Configuration and the royalties due thereon to PARI. PARI, at its own expense, shall have the right during normal business hours on thirty (30) calendar days’ prior written notice to Mpex and not more than once in any calendar year to have a nationally recognized independent public accounting firm selected by PARI examine such books and records for the purpose of verifying the royalty payments due to PARI under this Agreement over the preceding three (3) year period. Such accounting firm shall not work on a contingency fee basis, shall execute and deliver to Mpex a standard confidentiality agreement and shall not disclose to PARI any information relating to Mpex’s business, except whether Mpex’s royalty reports are correct or incorrect, and if incorrect, the specific details concerning any discrepancies and the amounts of the royalty due to PARI under this Agreement. If such examination reveals a discrepancy, Mpex shall pay to PARI any additional Royalty owed to PARI, along with audit fees if the discrepancy is greater than [***] ([***]%)] percent over the audited period or PARI shall refund to Mpex any excess royalty payments made by Mpex, as appropriate.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

9.7 PARI Books and Records. PARI shall keep full, true and accurate books and records in accordance with GAAP, which account for the activities under the Work Plan performed by PARI and the Project Fees due to PARI thereon, including the billable-hours expended on Technical Activities and Non-Technical Activities, out-of-pocket costs incurred, or as are otherwise necessary to determine the amounts due to PARI hereunder. Mpex, at its own expense, shall have the right during normal business hours on [***] calendar days’ prior written notice to PARI and not more than once in any calendar year to have a nationally recognized independent public accounting firm selected by Mpex and acceptable to PARI examine such books and records of PARI for the purpose of verifying the Project Fees invoiced to Mpex over the preceding [***] year period. Such accounting firm shall not work on a contingency fee basis, shall execute and deliver to PARI a standard confidentiality agreement and shall not disclose to Mpex any information relating to PARI’s business, except whether PARI’s invoices are correct or incorrect, and if incorrect, the specific details concerning any discrepancies and the amounts of the Project Fees due hereunder. If such examination reveals a discrepancy, Mpex shall pay to PARI any additional amount owed to PARI, along with audit fees if the discrepancy is greater than [***] percent ([***]%)] over the audited period, or PARI shall refund to Mpex any excess payments made by Mpex, as appropriate.

Article 10 - Prosecution, Marking, Enforcement and Defense

10.1 Patent Prosecution

(a) PARI Background Patents. During the term of this Agreement, PARI shall use Commercially Reasonable Efforts to prepare, file and prosecute the PARI Background Patents at its own expense, including in the Major Countries, and shall maintain such PARI Background Patents in any countries in which they have been filed. PARI may select the legal counsel to represent it in these matters. PARI shall promptly notify Mpex in writing of the filing or issuance of any patent applications or patents within the PARI Background Patents which include subject matter related to the Project or the Products. If PARI elects not to prepare, file, prosecute or maintain any patent applications or patents within the PARI Background Patents which include subject matter related to the Project or the Products other than in the Major Countries, PARI shall give Mpex written notice thereof within a reasonable period, not less than [***] calendar days, prior to allowing such patent applications or patents to lapse or become abandoned or unenforceable, and Mpex shall thereafter have the right, at Mpex’ sole expense and discretion, to prepare, file, prosecute, and maintain such patent applications or patents in the name of PARI in such countries.

(b) Project Patents. The Parties shall mutually agree upon a strategy for the preparation, filing, prosecution and maintenance of Project Patents, including with respect to the sharing of the costs thereof. In the event that the Parties cannot agree on such a strategy, and only one of the Parties desires to prepare, file, prosecute or maintain a Project Patent, such Party may do so solely at its own expense. However, if in such event both Parties desire to prepare, file, prosecute or maintain the Project Patent, then the Parties shall engage an independent patent counsel to do so, and shall share the cost thereof equally. Such independent patent counsel shall keep each Party fully informed as to the prosecution activities, and shall follow the comments and directions provided by each Party to the extent they are consistent. In the event the Parties provide inconsistent comments or directions, such independent patent counsel shall be empowered by the Parties to select one or the other Party’s approach, or a compromise approach that is in the best interest of obtaining broad patent protection for each Party’s business in a cost-effective manner, consistent with the provisions of this Agreement.

(c) CREATE Act. The Parties intend for this Agreement to qualify for the benefits of the Cooperative Research and Technology Enhancement (CREATE) Act (35 U.S.C. 103(c)).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

Accordingly, each Party agrees, without demanding any further consideration therefor, at the request of the other Party, to do (and cause its employees to do) all lawful and just acts that may be or become necessary for evidencing, maintaining, recording and perfecting the benefits of the CREATE Act.

(d) Term Extensions. Upon the reasonable request of Mpex, PARI shall execute and file an appropriate application to extend the term of any Patent Rights within PARI Intellectual Property which includes subject matter related to the Project or the Products. Each Party agrees to execute such documents as reasonably requested by the other Party to extend the term of any Project Patents.

10.2 Patent Marking. Each Party agrees to mark all Products in accordance with the applicable statutes or regulations in the country or countries of manufacture and sale thereof. For such purposes, each Party shall use Commercially Reasonable Efforts to provide the other Party with written notice of all of its patent numbers applicable to the Products.

10.3 Enforcement. Subject to the provisions of this Section 10.3, in the event that Mpex or PARI reasonably believes that (a) any Patent Rights within the PARI Intellectual Property, including any Project Patents, are being infringed or misappropriated in the Mpex Field by a third party, or (b) any Project Patents are being infringed or misappropriated by a third party outside the Mpex Field but within an area of exclusivity granted to a Party under Section 3.2(a) or (b) above; or is subject to a declaratory judgment action arising from such type of infringements (collectively (a), “Field Infringements,” and (b) “Project Patent Infringements”), such Party shall promptly notify the other Party. Promptly after such notice the Parties shall meet to discuss the course of action to be taken with respect to enforcement of the Patent Rights, PARI Intellectual Property or Project Patents with respect to such infringement or misappropriation or defense of a declaratory judgment action with respect thereto (collectively, “Enforcement Actions”), including the control thereof and sharing of costs and expenses related thereto, for the purposes of entering into a litigation agreement setting forth the same (“Litigation Agreement”).

(a) Initial Right re Field Infringement. If the Parties do not enter such Litigation Agreement relating to a Field Infringement: (i) Mpex shall have the initial right (but not the obligation) to bring and/or control any Enforcement Action directed to an asserted Field Infringement by a Drug Product, including directed to a combination thereof with a nebulizer or other inhalation device; and (ii) subject to clause (i), PARI shall have the initial right (but not the obligation) to bring and/or control any Enforcement Action with respect to an asserted Field Infringement by specific design elements of the hardware apparatus or the software of the nebulizer or inhalation device.

(b) Initial Right re Project Patent Infringement. If the Parties do not enter such Litigation Agreement relating to a Project Patent Infringement, each Party shall have the initial right (but not the obligation) to bring and/or control any Enforcement Action directed to an asserted Project Patent Infringement within the area of exclusivity granted to such Party under Section 3.2(a) or (b) above.

(c) Backup Right to Enforce. In the event the Party with the first right to so initiate an Enforcement Action (the “Priority Party”) does not initiate such Enforcement Action within [***] days after a request by the other Party (the “Requesting Party”) to initiate an Enforcement Action against an alleged Field Infringement or Project Patent Infringement, or notifies the Requesting Party at any time that it does not desire to enforce or defend such Patent Rights with respect to such alleged infringement, then the Requesting Party shall have the right (but not the obligation) to enforce or defend against such alleged infringement, provided that any settlement of such infringement shall be subject to the approval of both Parties if such settlement by PARI would not terminate all further use by the alleged infringer of such Patent Rights in the Mpex Field or if such settlement by the Requesting Party would not terminate all further use by the alleged infringer of such Patent Rights in an area of exclusivity granted to the Priority Party under Section 3.2(a) or (b) above.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

(d) Cooperation. Absent a Litigation Agreement, the Party controlling the enforcement shall keep the other Party reasonably informed of the progress of any Enforcement Action, and the other Party shall have the right to participate with counsel of its own choice at its own expense, and shall reasonably cooperate with the Party initiating the Enforcement Action (including joining as a party plaintiff to the extent necessary and requested by the other Party) at the expense of the Party requesting such cooperation.

(e) Allocation of Recoveries. Unless otherwise agreed, all amounts recovered in an Enforcement Action for a Field Infringement or Project Patent Infringement, after reimbursing each Party for its costs and expenses incurred in such Enforcement Action, shall be shared between the Parties by the proportion and up to the extent of any damages established in such Enforcement Action, including but not limited to lost profits or royalties. The balance, if any, shall be retained by the Party that initiated the Enforcement Action.

10.4 Defense of Third Party Infringement Claims. If the development, manufacture, sale or use of the Drug Product or a Licensed Configuration results in a claim alleging patent infringement against either Party (or its respective Affiliates or Sublicensees), such Party shall promptly notify the other Party hereto in writing. Subject to Sections 13.1 and 13.2, Mpex shall have the initial right to defend and control the defense of any infringement claim pertaining to primarily the Drug Product or the [***] (but not PARI Nebulizers), and PARI shall have the initial right to defend and control the defense of any infringement claim pertaining to primarily the Project Nebulizer, eFlow Devices and/or the [***], each Party using counsel of its own choice as applicable; provided, however, that the other Party shall be kept informed of all material developments in connection with any such claim. Any liabilities and costs incurred in connection with the defense and/or settlement of such claim, to the extent not covered under Section 13.1 or 13.2, may be treated by Mpex [***].

Article 11 - Confidentiality

11.1 Confidential Information. During the term of this Agreement, PARI and Mpex may each provide their Confidential Information to one another. Each Party shall maintain the other Party’s Confidential Information in strict confidence, and shall not use or disclose such Confidential Information except as expressly permitted in this Agreement, or as reasonably necessary for the exercise of rights or performance of obligations under this Agreement, or as required by applicable law or court order. If disclosure is required by law, the receiving Party shall provide prompt notice thereof to the disclosing Party, and if possible permit the disclosing Party to seek a protective order or take other reasonable measures in light of the circumstances. Each of Mpex and PARI shall ensure that its employees, agents, investigators, subcontractors and consultants who have access to Confidential Information of the other Party hereunder shall comply with all of the obligations of this Article 11 with respect to such Confidential Information.

11.2 Publicity.

(a) Press Releases. Neither Party shall use the other Party’s name in any press release, publicity, advertising nor other official form of public disclosure without such other Party’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, Mpex shall have the right to issue press releases or make other public disclosures announcing milestones or other significant progress pertaining to its development and/or

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

commercialization of Drug Products and/or Licensed Configurations, provided that if issued without the prior written consent of PARI, such press releases shall not disclose any Confidential Information of PARI hereunder and shall give appropriate attribution to PARI’s role(s) in the Project contemplated herein. Mpex shall provide PARI an opportunity to review and comment on the language of such attribution prior to first use thereof in a press release or other written public disclosure. In addition, once any subject matter has been publicly disclosed pursuant to this Section 11.2, including the attribution language, no further consent from either Party will be needed for further disclosures of such subject matter.

(b) Terms of this Agreement. Neither Party shall disclose the terms of this Agreement to any third party, without the prior written consent of the other Party. Notwithstanding the foregoing, each Party shall have the right to disclose the material terms of this Agreement in confidence to any bona fide potential or actual investor, investment banker, auditor, counsel, acquirer, merger target, licensee, sublicensee or others on a need-to-know basis, and where reasonably practicable, shall obtain a written confidentiality agreement consistent with the terms of this Agreement.

(c) Publications. Mpex shall consult with PARI prior to submission of any manuscript for publication or making any public presentation, including speeches and conference posters, pertaining to the activities conducted under the Work Plan or the Project Results. Such consultation shall include providing a copy of the proposed manuscript or presentation reasonably in advance of the proposed date of submission of such manuscript to a publisher or the proposed date of presentation, giving due consideration to PARI’s comments as to such publication or presentation, and as requested by PARI removing any Confidential Information of PARI therefrom. PARI shall not publish or make any presentations regarding the activities conducted under the Work Plan or the Project Results except with the prior written consent of Mpex.

(d) Required Disclosures. Notwithstanding this Section 11.2 above, either Party may make such disclosures relating to this Agreement, the terms and conditions hereof or the activities hereunder, as such Party deems to be required by law or in any filings with governmental entities or national securities exchanges, provided that such Party shall use good faith efforts to apply for confidential treatment of this Agreement to the extent permitted.

Article 12 - Representations and Warranties

12.1 PARI Representations and Warranties. PARI represents, warrants and covenants that, other than as set forth on Exhibit 12.1 attached hereto:

(a) PARI is a corporation duly organized, existing and in good standing under the laws of Germany, with full right, power and authority to enter into and perform this Agreement;

(b) the execution, delivery and performance of this Agreement does not conflict with, violate or breach any agreement to which PARI is a party, any court order to which PARI is a party or subject to or PARI’s certificate of incorporation or bylaws;

(c) this Agreement has been duly executed and delivered by PARI and is a legal, valid and binding obligation enforceable against PARI in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws relating to or affecting creditors’ rights generally and equitable principles;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

(d) as of the Effective Date: (i) except for those in-licensed technologies identified in Exhibit 12.1 hereto, PARI owns all of the PARI Intellectual Property, and the PARI Intellectual Property includes all Patent Rights and Know-How in which PARI has a right or license that may be applicable to the Products in the Mpex Field; (ii) PARI has the right to grant the licenses and rights set forth in this Agreement; (iii) no patents within the PARI Intellectual Property have been involved in any reissue, reexamination, interference, opposition or equivalent or similar proceeding or in any litigation; (iv) to the best of PARI’s knowledge, patents within the PARI Intellectual Property are valid and enforceable, and are not known to be infringed by any third party in the Territory; and (v) PARI is unaware of any information that would adversely affect the validity or enforceability of any of the Patent Rights within the PARI Intellectual Property.

(e) With respect to the Third Party License Agreement and any other item of PARI Intellectual Property in-licensed by PARI from a third party, PARI shall maintain such in-licenses in full force and effect during the full terms thereof and shall not terminate nor materially breach such in-licenses. PARI shall notify Mpex in the event of any dispute between PARI and any such in-licensor that may result in Mpex’s inability to exercise its rights hereunder.

(f) to PARI’s knowledge as of the Effective Date, the development, manufacture, use, importation, exportation and sale of a Project Nebulizer for use in the Mpex Field does not infringe any patent or other intellectual property rights of any third party;

(g) as of the Effective Date, PARI has not knowingly withheld from Mpex any material information in PARI’s possession relating to the functionality, manufacture, safety or efficacy of the eFlow® Devices or the use thereof in the Mpex Field, and to the best knowledge of PARI, the information relating to the functionality, manufacture, safety or efficacy of the eFlow® Devices and the use thereof in the Mpex Field provided to Mpex does not contain any misstatement of a material fact nor omit to state any material fact required to make such information not misleading;

(h) PARI shall perform its activities under the Work Plan in a competent and professional manner, in accordance with the Work Plan, Applicable Laws and Standards and any reasonable instructions provided by PARI to Mpex. PARI shall ensure that its personnel assigned to the Project have sufficient expertise and experience for such activities; and

(i) PARI represents and warrants to Mpex that neither PARI nor any of its employees have been “debarred” by the FDA under the Generic Drug Enforcement Act or similar law, or subject to a similar sanction from another Regulatory Agency, nor have debarment proceedings against PARI or any of its employees been commenced. PARI will promptly notify Mpex in writing if any such proceedings have commenced or if PARI or any of its employees are debarred by the FDA or other Regulatory Agencies.

12.2 Mpex Representations and Warranties. Mpex represents, warrants and covenants that:

(a) Mpex is a corporation duly organized, existing and in good standing under the laws of the State of Delaware, with full right, power and authority to enter into and perform this Agreement;

(b) the execution, delivery and performance of this Agreement does not conflict with, violate or breach any agreement to which Mpex is a party, any court order to which Mpex is a party or subject to, or Mpex’s certificate of incorporation or bylaws;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

(c) this Agreement has been duly executed and delivered by Mpex and is a binding obligation enforceable against Mpex in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws relating to or affecting creditors’ rights generally and equitable principles;

(d) to Mpex’s knowledge as of the Effective Date, the pulmonary administration of Drug Product through a nebulizer does not infringe any patent or other intellectual property rights of any third party.

12.3 Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE 12 OR IN SECTION 8.7 ABOVE, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES TO THE OTHER PARTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, REGARDING PATENT RIGHTS, KNOW-HOW OR DATA INCLUDING, BUT NOT LIMITED TO, NO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, NOR VALIDITY.

12.4 Limitation of Liability. EXCEPT TO THE EXTENT SUCH PARTY MAY BE REQUIRED TO INDEMNIFY THE OTHER PARTY UNDER ARTICLE 13 WITH RESPECT TO SUCH DAMAGES CLAIMED BY A THIRD PARTY, NEITHER PARTY SHALL BE LIABLE BY REASON OF A BREACH HEREOF FOR SPECIAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER IN CONTRACT, WARRANTY, TORT, STRICT LIABILITY OR OTHERWISE, INCLUDING DAMAGES FOR LOST PROFITS.

Article 13 - Indemnification; Insurance

13.1 Indemnification of Mpex. PARI shall at all times during and after the term of this Agreement be responsible for, and shall defend, indemnify and hold Mpex, its Affiliates, Sublicensees, directors, officers, employees, agents and representatives harmless from and against any and all losses, claims, lawsuits, proceedings, expenses, recoveries and damages, including reasonable legal expenses, costs and attorneys’ fees, arising out of: (i) any product liability or lawsuit by a third party directly arising from the design, manufacture or function of the Project Nebulizer; (ii) any claim of infringement of any patent rights, trade secrets rights or other intellectual property rights of a third party arising from the Project Nebulizer (including any associated eKey™ Component); (iii) any claim of infringement of any patent rights, trade secrets rights or other intellectual property rights of a third party arising from the combination of the Project Nebulizer and Drug Product wherein such infringement arises proximately from the design, manufacture or function of the Project Nebulizer or from announcements or statements made by PARI regarding patent rights in the Project Nebulizer; (iv) any material breach of any representation or warranty given in this Agreement by PARI; (v) any negligent conduct or willful misconduct by PARI in performing the Project under this Agreement, or any negligent conduct or willful misconduct otherwise in performance under this Agreement; or (vi) failure of the Products supplied by PARI under this Agreement to conform with Specifications or Applicable Laws and Standards; provided however, that (a) Mpex gives PARI prompt notice of any such claim or lawsuit; (b) PARI has the right to compromise, settle or defend such claim or lawsuit; and (c) Mpex, at the expense of PARI, cooperates with PARI in the defense of such claim or lawsuit. Mpex, at its expense, may participate in the defense of any such claim or lawsuit.

13.2 Indemnification of PARI. Mpex shall at all times during and after the term of this Agreement be responsible for, and shall defend, indemnify and hold PARI, its Affiliates, sublicensees, directors, officers, employees, agents and representatives harmless from and against any and all losses, claims, lawsuits, proceedings, expenses, recoveries and damages, including reasonable legal expenses,

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

costs and attorneys’ fees, arising out of: (i) any product liability claim or lawsuit by a third party directly arising from the Drug Products made, used, sold or distributed by Mpex, its Affiliates or Sublicensees; (ii) any claim of infringement of any patent rights, trade secrets rights or other intellectual property rights of a third party arising from the active ingredients of the Drug Product or the Mpex Background Formulation; (iii) any claim of infringement of any patent rights, trade secrets or other intellectual property rights of a third party arising from the combination of the Project Nebulizer and Drug Product wherein such infringement arises proximately from the active ingredients of the Drug Product or the Mpex Background Formulation; (iv) any material breach of any representation or warranty given in this Agreement by Mpex; and (v) any negligent conduct or willful misconduct by Mpex in performance under this Agreement; provided however, that: (a) PARI gives Mpex prompt notice of any such claim or lawsuit; (b) Mpex has the right to compromise, settle or defend such claim or lawsuit; and (c) PARI, at the expense of Mpex, cooperates with Mpex in the defense of such claim or lawsuit. PARI, at its expense, may participate in the defense of any such claim or lawsuit.

13.3 Insurance. Each Party or its Affiliates, shall maintain appropriate product liability insurance with respect to any clinical trials, manufacturing, development, sales, marketing, distribution and promotion activities performed by it hereunder, in each case in the amount of [***] per occurrence and in total. Each Party shall maintain such insurance until the Project Nebulizer and Drug Product are no longer sold (or, in the case of clinical trial insurance, for a reasonable period of time following completion of clinical trials). After the Project Nebulizer and Drug Product are no longer sold, each Party shall obtain tail end product liability coverage for a [***]-year term in such amounts and subject to such deductibles as the Parties may mutually agree based upon standards prevailing in the industry at the time. Each Party shall name the other Party as an additional insured on any policy required by this Section 13.3, and shall deliver certificates of insurance to the other Party to document compliance with this Section 13.3. The Parties may, in their sole discretion, obtain insurance in countries other than the United States. Prior to commercialization of the Drug Product, the Parties shall negotiate in good faith the appropriate amount of insurance for such commercialization.

Article 14 - Dispute Resolution

14.1 Negotiation. PARI and Mpex shall endeavor to resolve any claim or controversy arising out of the threatened breach, breach, enforcement, interpretation, termination or validity of this Agreement informally by good faith negotiation between the senior executives, officers or management of PARI and Mpex. Either Party may give the other Party written notice of any claim or controversy not resolved in the normal course of business (the “Disputing Party Notice”). Within [***] calendar days after the delivery of the Disputing Party Notice, the receiving Party shall submit to the other Party a written response (the “Response”). The Disputing Party Notice and Response shall include a statement of each Party’s position and a summary of the arguments supporting that position. Within [***] days after the Disputing Party Notice, such designated senior executives, officers or management of PARI and Mpex shall meet at a mutually acceptable time and place and thereafter as often as they reasonably deem necessary to attempt to resolve the claim or controversy. All negotiations pursuant to this Section 14.1 are confidential and without prejudice and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

14.2 Arbitration. If the claim or controversy has not been resolved by negotiation pursuant to Section 14.1 of this Agreement within [***] days of the Disputing Party Notice, or if the Parties fail to meet within the time periods specified in Section 14.1 of this Agreement, then such claim or controversy, other than those subject to Section 14.4 below, shall be settled by binding arbitration in the manner described in this Section 14.2. The arbitration shall be conducted by the American Arbitration Association (“AAA”) under its Commercial Arbitration Rules then in effect. Notwithstanding those rules, the following provisions shall apply to the arbitration hereunder:

(a) Arbitrators. The arbitration shall be conducted by a single arbitrator; provided that at the request of either Party, the arbitration shall be conducted by a panel of three (3) arbitrators, with one (1) arbitrator chosen by each of Mpex and PARI and the third appointed by the other two (2) arbitrators. If the Parties are unable to agree upon a single arbitrator, or the other two arbitrators are unable to agree upon the third arbitrator in case of a panel of three (3), such single or third arbitrator (as the case may be) shall be appointed in accordance with the rules of AAA. In any event, the arbitrator or arbitrators selected in accordance with this Section 14.2(a) are referred to herein as the “Panel” and shall be comprised of arbitrators who are familiar with worldwide research and business development in the life sciences industry, unless otherwise agreed.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

(b) Proceedings. Except as otherwise provided herein, the Parties and the arbitrators shall use their best efforts to complete the arbitration within one (1) year after the appointment of the Panel under Section 14.2(a) above, unless a Party can demonstrate to the Panel that the complexity of the issues or other reasons warrant the extension of one or more of the time tables. In such case, the Panel may extend such time table as reasonably required. The Panel shall, in rendering its decision, apply the substantive law of the State of New York, without regard to its conflicts of laws provisions, except that the interpretation and enforcement of this Article 14 shall be governed by the U.S. Federal Arbitration Act. The arbitration proceeding shall take place in Washington, D.C., United States of America. The arbitral proceedings and all pleadings, responses and evidence shall be in the English language. If so requested by the arbitrator(s), any evidence originally in a language other than English shall be submitted with an English translation accompanied by an original or true copy thereof. The decision and/or award rendered by the arbitrator(s) shall be written, final and non-appealable, and judgment on such decision and/or award may be entered in any court of competent jurisdiction. If the Panel determines that it is reasonable to do so, the fees of the Panel shall be paid by the losing Party, which Party shall be designated by the Panel. Otherwise, the fees of the Panel shall be split equally between the Parties. Each Party shall bear the costs of its own attorneys’ and experts’ fees; provided that the Panel may in its discretion award the prevailing Party all or part of the costs and expenses incurred by the prevailing Party in connection with the arbitration proceeding.

(c) Serving of Notice for Arbitration. Each Party shall be deemed to have consented that any papers, notices or process may be served on either party by Federal Express or other reliable overnight courier, or hand delivered or mailed by registered or certified mail, postage prepaid and return receipt requested, addressed to the Party or its representative at the addresses set forth in Section 16.2 or by personal service where the arbitration is to be held, where such papers, notices or process is necessary or proper for: (i) the initiation or continuation of an arbitration; (ii) any court action in connection therewith; or (iii) the entry of judgment on any award made by the arbitrator(s).

(d) Injunctive Relief. Notwithstanding anything in this Section 14.2 to the contrary, Mpex and PARI shall each have the right to apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction or other similar interim or conservatory relief, as necessary, pending resolution under the above described arbitration procedures. Nothing in the preceding sentence shall be interpreted as limiting the powers of the arbitrators with respect to any dispute subject to arbitration under this Agreement. The Panel may award injunctive relief.

14.3 Certain Disputes over Non-compliance. In the event a Party disputes in good faith a notice by the other Party (a) that it is in material breach of this Agreement, under Section 15.2 during the [***] days set forth therein, or (b) that it is in default on the Project Fees, under Section 3.4 during the

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

[***] days set forth therein, or (c) that it has failed to use Commercially Reasonable Efforts, under Section 4.2(d) during the [***] days set forth therein, then such notice by the other Party shall be deemed not effective until it has been finally determined in accordance with this Article 14 that such Party has failed to comply with this Agreement as described in such sections, and the applicable cure period shall not commence until such determination. In addition, in the event a dispute under Section 3.4 is resolved pursuant to this Section 14.3, either Party shall be entitled to have the arbitrator resolve, as part of its decision, the scope of the Project Results to which the disputed Project Fees pertain and the Defaulted Claims (if the parties are then-currently in a dispute regarding the scope of Defaulted Claims), and whether the default is material as described in the last sentence of Section 3.4. In the event the Parties are disputing an adjustment to the time periods set forth in Exhibit 4.2(d) or 7.1 pursuant to Section 14.4(ii) below, Mpex shall not be deemed to have failed to meet the respective milestone(s) until such adjustment has been resolved pursuant to Section 14.4 below.

14.4 Short Form Arbitration. With respect to (i) the establishment of the applicable Net Sales allocation under Section 6.4(b), (ii) any adjustments to the time periods set forth in Exhibit 4.2(d) pursuant to the paragraphs B and C of such Exhibit or the time periods set forth in Exhibit 7.1 pursuant to paragraphs B through D of such Exhibit, (iii) the establishment of the appropriate milestone reduction under Section 7.3(b), (iv) an appropriate adjustment to the [***] under Section 6.5(b), (v) the establishment of the terms and conditions of the Commercial Supply Agreement, upon request of either Party in the case of (i) through (iv), and upon the request of Mpex in the case of (v), such allocation, adjustment, reduction, or terms and conditions shall be determined by binding arbitration conducted pursuant to this Section 14.4 by one (1) arbitrator. In such arbitration, for cases (i) through (iv), the arbitrator shall be an independent expert (including in the area of the dispute) with at least five (5) years of experience in the pharmaceutical or biotechnology industry mutually acceptable to the Parties, and for case (v), the arbitrator shall also be an attorney with at least fifteen (15) years experience. If the Parties are unable to agree on an arbitrator, the arbitrator shall be an independent expert as described in the preceding sentence selected by AAA under its rules of arbitration. In an arbitration conducted under this Section 14.4, each Party shall prepare a written report setting forth its position with respect to the substance of the dispute and THE ARBITRATOR SHALL SELECT ONE OF THE PARTY’S POSITIONS AS HIS DECISION, BASED ON THE CRITERIA, IF ANY, SET FORTH IN THE RELEVANT SECTIONS OF THIS AGREEMENT, AND SHALL NOT HAVE AUTHORITY TO RENDER ANY SUBSTANTIVE DECISION OTHER THAN TO SO SELECT THE POSITION OF EITHER PARI OR MPEX. In the case of (v), unless the Parties otherwise agree to have discrete sections of the Commercial Supply Agreement be separately established by the arbitrator under this Section 14.4, each Party’s report to the arbitrator shall set forth its position as to the entirety of the Commercial Supply Agreement, and the arbitrator shall select one or the other Party’s position as the entire Commercial Supply Agreement. The arbitrator shall establish reasonable additional procedures to facilitate such arbitration, including preliminary meetings between the Parties to discuss potential terms. Except as provided in this Section 14.4, such arbitration shall be conducted in all respects under the rules of arbitration of AAA. Each Party shall bear its own costs of arbitration under this Section 14.4 and its own expenses in connection with such arbitration. The Parties shall use Commercially Reasonable Efforts to cause the completion of any such arbitration within [***] days following the initiation of such arbitration.

Article 15 - Term and Termination

15.1 Term. The term of this Agreement is effective as of the Effective Date as first written above, and except as otherwise provided in this Article 15, shall terminate on a country-by-country and Drug Product-by-Drug Product basis, upon the expiration of the Royalty Term.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

15.2 Termination for Breach. Each Party shall have the right to terminate this Agreement upon written notice, in the event the other Party is in material breach of this Agreement, and does not cure such breach within [***] days after written notice thereof, specifying in reasonable detail the breach.

15.3 Termination by Mpex.

(a) Feasibility Phase. Prior to the end of the Feasibility Phase, Mpex shall have the right to terminate this Agreement for its convenience, in whole or with respect to any Work Plan or activities under a Work Plan, upon [***] days written notice.

(b) Development Phase for Cause. After the end of the Feasibility Phase and until first Marketing Approval for a Drug Product for use in a Licensed Configuration in the first Major Country, Mpex shall have the right to terminate this Agreement in whole, upon written notice in the event that:

(i) Mpex receives a toxicity profile for the Drug Product which would require Mpex to terminate further pre-clinical or clinical studies in order to avoid: (w) violating a reasonable standard of patient care; (x) endangering or potentially endangering patients; (y) a diminished commercial potential for such Drug Product which renders such Drug Product not commercially viable; or (z) a restrictive regulatory labeling for such Drug Product;

(ii) Mpex receives an efficacy profile for the Drug Product from any preclinical or clinical study which, in accordance with Mpex’ reasonable business judgment, removes the commercial merit from any further testing or development of such Drug Product;

(iii) the Project reveals significant technical difficulties relating to the Drug Product, its formulation or the adaptation of the Drug Product for pulmonary delivery, of which are not contemplated or expected by Mpex as of the Effective Date;

(iv) the development of the Drug Product, Project Nebulizer or Licensed Configuration (excluding the [***]) has significant delays beyond that which is contemplated or expected in the Work Plans, not including those delays caused by Mpex, its Affiliates, Sublicensees or any partner/third party with whom Mpex works in the development of any [***] hereunder;

(v) the Project Nebulizer or the Licensed Configuration is unable to substantially meet the Specifications (including the initial specifications set forth in Exhibit 1.45) or the Performance Specification A or B set forth in Exhibit 6.1, or is otherwise incompatible with the formulation of the Drug Product being investigated or developed in the Project;

(vi) Mpex receives a negative review or negative comments from the FDA, EMEA or another Regulatory Authority which indicates that Mpex will not likely be able to obtain regulatory approval of an MAA for the Drug Product for use in a Licensed Configuration; or

(vii) the cost to develop the Drug Product, Project Nebulizer or Licensed Configuration exceeds what the JSC deems to be commercially reasonable for the

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

development of a product for the Mpex Field (it being understood that “commercially reasonable” as set forth in this clause (vii) would be determined in light of projected profitability and feasibility of the program contemplated by this Agreement, by itself, and not through comparisons with other potential programs being considered by Mpex).

(c) Termination for Convenience. In addition to the termination rights set forth above, in the event that at any time after [***], Mpex has determined to abandon the development and/or commercialization of Licensed Configurations in the Mpex Field for any reason, Mpex may terminate this Agreement as a whole, upon [***] days written notice specifically referencing this Section 15.3(c).

15.4 Effects of Expiration or Termination.

(a) Accrued Obligations. Expiration or any termination of this Agreement shall not release either Party hereto from any liability which at the time of such expiration or termination has already accrued to such Party, nor preclude either Party from pursuing any rights and remedies it may have hereunder or at law or in equity.

(b) Upfront Project Fee. In the event of termination of this Agreement, any remaining un-used portion of the upfront Project Fee shall be refunded to Mpex within [***] business days thereafter.

(c) Expiration. Upon the expiration (but not earlier termination) of this Agreement, on a country-by-country and Drug Product-by-Drug Product basis, the license in Section 4.1 with respect to such country and Drug Product shall be non-exclusive, fully paid-up, irrevocable and royalty free.

(d) Stock on Hand. In the event this Agreement is terminated (but excluding termination by PARI under Section 15.2 due to Mpex’ s material breach), Mpex shall have the right to sell or otherwise dispose of all Products in the process of manufacture, testing, in use or in stock, provided that Mpex shall remain obligated to make payment of royalties to PARI for such Products in accordance with Article 6 hereof.

(e) Sublicenses. Upon the termination of this Agreement for any reason, other than termination by Mpex under Section 15.3, any sublicenses granted by Mpex hereunder shall survive, provided that upon request by PARI, each Sublicensee promptly agrees in writing to be bound by the applicable terms of this Agreement, and agrees to pay directly to PARI the same amounts that would have been due to PARI from Mpex under this Agreement with respect to such sublicense, had the Agreement not terminated.

(f) Return of Rights. Except as reasonably necessary for surviving rights or obligations under this Article 15, in the event of any termination (but not expiration) of this Agreement other than due to PARI’s material breach hereof, (i) all of Mpex’s license rights under Article 4 shall terminate, and (ii) Mpex shall promptly destroy or return all Confidential Information of PARI then in Mpex’s possession. Upon any termination or expiration of this Agreement, PARI shall promptly destroy or return all Confidential Information of the Mpex’s then in PARI’s possession. Notwithstanding the foregoing, each Party may retain one (1) copy of the Confidential Information of the other Party in its archival files, subject to the non-use and non-disclosure provisions herein, solely for purposes of determining the scope of its rights and obligations hereunder.

(g) Royalties on Project Intellectual Property. In the event of termination of this Agreement by Mpex under Section 15.3 or termination of this Agreement by PARI under Section 15.2 for

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

Mpex’ s material breach, Mpex shall pay PARI the royalties set forth in Section 6.2.2 (and subject to all applicable adjustments set forth in Article 6, and paid in accordance with Section 9.2) on Net Sales of Drug Products delivered via pulmonary administration, which Drug Products (i) are either Covered by one or more Valid Claims of any Project Patents or (ii) incorporates or is made using substantial Know-how within the Project Intellectual Property, until the later of (x) the [***] or (y) [***] years [***].

(h) Survival. Articles and Sections 1, 3, 4.1.4, 4.2 (first sentence), 4.3 (first sentence), 6 (only to the extent necessary to apply Section 15.4(g)), 7.4(b), 7.4(c) (7.4(b) and (c) to the extent necessary to comply with each Party’s surviving legal obligations), 8.5, 8.6, 8.7 (with respect to Products delivered prior to such expiration or termination), 8.10 (to the extent necessary to comply with each Party’s surviving legal obligations), 9.2, 9.4, 9.6 (9.2, 9.4 and 9.6 only to the extent Mpex has remaining royalty obligations to PARI), 10.1 (b), 10.3 (Field Infringements only to the extent prior to such termination or expiration), shall survive any expiration or termination of this Agreement, 10.4, 11.1, 11.2(a) (for so long as there are any outstanding Sublicensees under Section 15.4(e) or for so long as [***], or if neither of the foregoing are applicable, for [***] after such expiration or termination), 11.2(b), 11.2(c) (for [***] years thereafter), 11.2(d), 12.1, 12.2 (12.1 and 12.2 only with respect to time periods prior to such termination or expiration), 12.3, 12.4, 13.1, 13.2 (13.1 and 13.2 only with respect to Products sold, and/or events giving rise to liability, prior to such termination or expiration), 14, 15 and 16. Except as set forth in this Section 15.4, all other Articles and Sections of this Agreement shall terminate upon any expiration or termination hereof.

15.5 Rights in Bankruptcy - United States. All licenses granted under this Agreement by each Party are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of a right to “intellectual property” as defined under Section 101 of the United States Bankruptcy Code. Each Party, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the United States Bankruptcy Code in the event of the commencement of a bankruptcy proceeding by or against the licensor Party under the United States Bankruptcy Code including, but not limited to, the right to treat this Agreement or any agreement supplementary to this Agreement as terminated or to retain its rights under this Agreement or any Agreement supplementary to this Agreement. In the event that the licensee Party elects to retain its rights under this Agreement or any agreement supplementary to this Agreement, the licensor Party shall provide to the licensee Party, within fourteen (14) calendar days of written notice by the licensee Party to the licensor Party in accordance with Section 16.2 of this Agreement, all intellectual property and all embodiments of such intellectual property within the possession or control of the licensor Party.

Article 16 - Miscellaneous

16.1 Entire Agreement. This Agreement, which includes the Exhibits attached hereto, contains the entire agreement between PARI and Mpex with respect to the transactions contemplated by this Agreement and supersedes all prior arrangements or understandings with respect thereto.

16.2 Notices. All notices or other communications that are required or permitted under this Agreement shall be in writing and shall be sent by Federal Express or other reliable overnight courier, or hand delivered or mailed by registered or certified mail, postage prepaid and return receipt requested, to the appropriate party addressed as follows:

If to Mpex:	Mpex Pharmaceuticals, Inc 3030 Bunker Hill St. Suite 200, San Diego, California 92109, United States of America

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

Attn: William Gerhart, CEO Fax: (###) ###-#### Tel: (###) ###-####

with a copy to:	Wilson Sonsini Goodrich & Rosati 650 Page Mill Road Palo Alto, California 94304-1050 United States of America Attn: Kenneth A. Clark, Esq. Fax: (###) ###-#### Tel: (###) ###-####

If to PARI:	PARI GmbH Moosstrasse 3, D-82319 Stamberg, Germany Attn: Dr. Martin Knoch Title: Managing Director Fax: 011 +49 (##) ### ###-## Tel: 011 +49 (##) ### ###-##

with a copy to:	McGuire Woods LLP One James Center 901 East Cary Street Richmond, Virginia 23219-4030 Attn: Patrick A. De Ridder, Esq. Fax: (###) ###-#### Tel: (###) ###-####

Any Party may by such notice change the address to which notice or other communications to it are to be delivered or mailed.

16.3 Choice of Law. The rights and obligations of Mpex and PARI under this Agreement shall not be governed by the provisions of the 1980 U.N. Convention on Contracts for the International Sale of Goods or the United Nations Convention on the Limitation Period in the International Sale of Goods, as amended; rather, such rights and obligations shall be governed by and construed in accordance with the Uniform Commercial Code and other applicable laws of the State of New York, United States, excluding its conflict-of-law rules. This provision shall not preclude application of the United States Arbitration Act.

16.4 Assignment. This Agreement shall not be assignable by either Party without the prior written consent of the other Party, and any purported assignment by either Party without the prior written consent of the other Party shall be void, except that either Party may assign its rights under this Agreement to any other corporation or other entity that succeeds to all or substantially all of that portion of its business to which this Agreement relates, pursuant to a merger, reorganization, consolidation, sale or disposition of substantially all of its assets related to that portion of its business or otherwise; provided that the assignee agrees to be bound by the assignor’s obligations hereunder. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns. Any assignment in contravention of the foregoing shall be null and void.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

16.5 Waivers and Amendments. Any waiver of any term or condition of this Agreement, or any amendment or supplementation of this Agreement, shall be effective only if in writing signed by the Parties. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a Party’s rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

16.6 Severability. In the event that any provision contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions of this Agreement shall not, at the election of the Party for whose benefit the provision exists, be in any way impaired. In the event a Party seeks to avoid a provision of this Agreement by asserting that such provision is invalid, illegal or otherwise unenforceable, the other Party shall have the right to terminate this Agreement upon [***] days’ prior written notice to the asserting Party, unless such assertion is eliminated and the effect of such assertion is cured within such [***] day period. Any termination in accordance with the foregoing sentence shall be deemed an election by PARI to terminate pursuant to Section 15.3, if Mpex exercises its right to terminate under this Section 16.6, and a termination for the breach of Mpex pursuant to Section 15.2, if PARI exercises its right to terminate under this Section 16.6.

16.7 Construction. The article and section headings contained in this Agreement are for the purpose of convenience and are not intended to define or limit the contents of such sections. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “or” has the inclusive meaning frequently identified with the phrase “and/or,” (d) “including” has the inclusive meaning frequently identified with the phrase “including but not limited to” or “including without limitation”, and (e) references to “hereunder” or “herein” relate to this Agreement.

16.8 Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16.9 Further Assurances. Upon the reasonable request of either Party, the other Party shall execute any additional certificates or other documents that may be reasonably necessary to fully implement this Agreement.

16.10 Force Majeure. Except pursuant to existing laws, regulations and orders, no failure or omission by either Party in the performance of any obligation of this Agreement shall be deemed a breach of this Agreement or create any liability if the same shall arise from any cause or causes beyond the control of the Parties including, but not limited to the following which, for the purposes of this Agreement, shall be regarded as beyond the control of the Party in question: (a) any act or omission of any government; (b) any future rule, regulation or order issued by any governmental authority or by any officer, department, agency, or instrumentality thereof which makes such performance impossible or commercially unreasonable; or (c) any Act of God; fire; storm; flood; earthquake; accident; war; terrorism; rebellion; insurrection; riot; invasion; strike; and lockout.

16.11 Compliance with Law. In conducting any activity under this Agreement or in connection with the development, manufacture, use or sale of the Products, PARI and Mpex shall comply with all applicable laws and regulations including, but not limited to, all import and export regulations of the applicable authorities in the Territory.

16.12 Relationship of the Parties. The relationship of the Parties under this Agreement is that of independent contractors. Neither Party shall be deemed to be the agent of the other, nor shall the

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

Parties be deemed to be partners or joint venturers. Neither Party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement or undertaking.

16.13 Choice of Language. This Agreement, originally written in the English language, shall be governed by the English language. In the event any dispute arises with respect to this Agreement, the meanings of all terms and provisions of this Agreement shall be interpreted in their original English form. The governing language of all correspondence related to reporting, negotiation, disputes, arbitration and notice requirements shall be the English language. The Parties shall bear their own expenses for having text or other communications translated into the English language.

16.14 Recordation of Licenses. At the request of Mpex, PARI shall cooperate with Mpex at Mpex’s expense in its efforts to record its licenses to patents hereunder, including, but not limited to, executing a license recordation form, from time to time, for United States patents and signing documents necessary for Mpex to record its licenses to patents hereunder in countries other than the United States.

IN WITNESS WHEREOF, the Parties hereby have executed this Agreement, as of the date first above written.

Mpex:		PARI:

MPEX PHARMACEUTICALS, INC.		PARI GMBH

Print Name:	William Gerhart	Print Name:	Martin Knoch

Signature:	/s/ William Gerhart	Signature:	/s/ Martin Knoch

Title:	CEO	Title:	Managing Director

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

EXHIBIT 1.24

CERTAIN EPI PATENT RIGHTS OF MPEX

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

EXHIBIT 1.30

PARI INTELLECTUAL PROPERTY

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

EXHIBIT 1.45

INITIAL PROJECT NEBULIZER SPECIFICATIONS

Objectives for Customized eFlow® Nebulizer

PARI will work to establish the following characteristics of a customized eFlow® Nebulizer when used in conjunction with Drug Product.

[***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

EXHIBIT 2.2

INITIAL WORK PLAN

The Parties will finalize within thirty (30) days after the Effective Date and attach hereto.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

EXHIBIT 4.1.3

PARI COMPETITORS

The following entities are deemed to be the PARI Competitors:

•	[***]

In the event of a merger, consolidation, sale of all or substantially all of the assets or business or other change of control involving the above entities (the “Original Competitors”), such Original Competitor listed above shall be replaced with the successor thereof that is continuing to engage in the business of developing and/or commercializing nebulizers. However, if the merger or acquisition partner had separate lines of business, divisions or operations prior to such change of control, whether or not relating to nebulizers, the merger or acquisition partner shall be deemed a PARI Competitor only to the extent it is continuing the business of the Original Competitor, and not with respect to any such separate lines of business, divisions or operations.

In addition, PARI Competitors shall include any subsidiary that is formed by the Original Competitors, but shall not include any subsidiaries acquired by the Original Competitors if such subsidiaries had separate lines of business, divisions or operations prior to such acquisition, whether or not relating to nebulizers. However, PARI Competitors shall include such subsidiaries to the extent such subsidiaries continue the lines of business, divisions or operations of the Original Competitors relating to nebulizers.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

EXHIBIT 4.2(b)

EXAMPLES OF [***]

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

EXHIBIT 4.2(d)

TIMELINE FOR MAINTAINING NON-COMPETE

The milestones for maintaining Section 4.2 shall be:

1. First Phase I Trial of a Drug Product for a Licensed Configuration initiated (“Non-compete Milestone 1”) by [***]

2. First Phase II Trial of a Drug Product for a Licensed Configuration initiated (“Non-compete Milestone 2”) by [***], or [***] months after achievement of Non-compete Milestone 1 above, whichever is later.

3. First Phase III Trial of a Drug Product for a Licensed Configuration initiated (“Non-compete Milestone 3”) by (a) [***], or (b) [***] months after achievement of both Non-compete Milestones 1 and 2 above, whichever of (a) or (b) is later.

4. First MAA submission in a Major Country of a Drug Product for a Licensed Configuration initiated (“Non-compete Milestone 4”) by (a) [***], or (b) [***] months after achievement of all of Non-compete Milestones 1 through 3 above, whichever of (a) or (b) is later.

A. In the event a Phase I, Phase II or Phase III Trial is not required prior to first MAA submission, Mpex shall document the same for PARI upon its determination thereof. In such event, the corresponding Non-compete Milestone(s) above shall be deemed automatically met at such time (provided that any milestone payments due therefor under Sections 5.4 and 5.5 above have been paid), for purposes of this Exhibit 4.2(d) and such Phase I, Phase II or Phase III Trial shall be deemed to have occurred at such time, for purposes of the milestone payments under Sections 5.4 and 5.5 above.

B. In the event the achievement of Non-compete Milestones 1 through 4 above is delayed due to circumstances caused by PARI (including failure to achieve results or Specifications as set forth in the Work Plans for the formulation of the Drug Product or the Project Nebulizer), the Non-compete Milestone(s) above shall be reasonably adjusted in proportion to such delay.

C. In case the Phase II Trial referenced in Non-compete Milestone 2 has to be repeated or if there are documented clinical holds or delays caused by requests of regulatory authorities preventing Mpex, its Affiliates or Sublicensees from proceeding to a Phase III Trial, the due date for Non-compete Milestone 3 shall be delayed by a reasonable period, to be agreed between the Parties. In case the Phase TIT Trial referenced in Non-compete Milestone 3 has to be repeated or if there are documented clinical holds or delays caused by requests of regulatory authorities preventing Mpex, its Affiliates or Sublicensees from proceeding to an MAA submission after Non-compete Milestone 3 above has been achieved, the due date for Non-compete Milestone 4 shall be delayed for by a reasonable period, to be agreed between the Parties.

[continued on next page]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission Confidential treatment has been requested with respect to portions of this agreement.

D. Any extension(s) agreed between the Parties for the timelines for any of the Non-compete Milestones above, whether extensions pursuant to paragraphs B or C above or discretionary extensions by PARI, shall be set forth in writing by the Parties.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

EXHIBIT 6.1

PERFORMANCE SPECIFICATIONS FOR [***]

Performance Specification A

As used herein, “Existing Formulations” means those drug formulations of Fluoroquinolone and Effiux Pump Inhibitor formulations synthesized and investigated by Mpex prior to the first meeting of the JTC, which will meet within two weeks of the Effective Date to discuss the program to be performed under the Feasibility Phase, and will include (i) disclosure of work performed by Mpex on Existing Formulations to-date, (ii) disclosure of any prior work performed by PARI related to formulations in the Mpex Field to-date, and (iii) discussion and production of a preliminary proposal for the Initial Work Plan. Within two weeks of the meeting Mpex will provide PARI a report, to be incorporated as an attachment to Exhibit 2.2, listing the Existing Formulations discussed at the meeting, with information as agreed to in the meeting for such Existing Formulations.

Exhibit 2.2 will specify (i) the specific compositions of Existing Formulations, and (ii) the functional performance thereof obtained by Mpex, including lung clearance rate and taste tolerability. Exhibit 2.2 will also specify work to be performed to further define the functional performance characteristics for Existing Formulations.

Existing Formulations [***].

As part of performing the initial Work Plan, the Parties will conduct the work necessary to define this Performance Specification A in greater detail, to describe levels of functional performance with respect to lung clearance rate, taste tolerability, respirable dose, respirable drug delivery rate and nebulization time, for Existing Formulations delivered by an eFlow [***] or comparable device.

Performance Specification B

During the course of performing the Work Plans, the Parties will define Specification B by mutual agreement to be a level of functional performance that:

(a) meaningfully improves at least one of the following criteria: respirable dose, respirable drug delivery rate and/or nebulization time, unless such criteria conflicts with criteria (b) below; and

(b) if useful for commercialization of the Drug Product, meaningfully improves the lung clearance rate and/or taste tolerability characteristics.

In addition, formulations meeting Performance Specification B must be different in composition from the Existing Formulations and subject to additional patent protection (i.e., the Drug Product is Covered by Valid Claims within the Project Patents or the PARI Background Patents).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

EXHIBIT 7.1

TIMELINE FOR MAINTAINING EXCLUSIVE LICENSE

The milestones tor maintaining the license of Section 4.1.1 exclusive shall be:

1. First Phase I Trial of a Drug Product for a Licensed Configuration initiated (“Exclusivity Milestone 1”) by [***].

2. First Phase II Trial of a Drug Product for a Licensed Configuration initiated (“Exclusivity Milestone 2”) by [***], or [***] months after Exclusivity Milestone I is achieved, whichever is later.

A. In the event a Phase I, Phase II or Phase III Trial is not required prior to first MAA submission, Mpex shall document the same for PARI upon its determination thereof. In such event, the corresponding Non-compete Milestone(s) above shall be deemed automatically met at such time (provided that any milestone payments due therefor under Sections 5.4 and 5.5 above have been paid), for purposes of this Exhibit 7.1 and such Phase I, Phase II or Phase III Trial shall be deemed to have occurred at such time, for purposes of the milestone payments under Sections 5.4 and 5.5 above.

B. In the event Mpex is unable to achieve the Exclusivity Milestones above due to circumstances caused by PARI (including failure to achieve results or Specifications as set forth in the Work Plans for the formulation of the Drug Product or the Project Nebulizer), or in the case the Phase I Trial has to be repeated or there are documented clinical holds or delays caused by requests of the regulatory authorities preventing Mpex from proceeding to a Phase II Trial in accordance with Exclusivity Milestone 2, then the due dates set forth above for such Exclusivity Milestones shall be reasonably adjusted to account for such factors pursuant to mutual agreement of the Parties.

C. If Mpex elects to pay, or has already paid, PARI the [***] milestone of Section 5.3 by the due date of Exclusivity Milestone 1 (not taking into account the adjustment of this paragraph C), then the due date of Exclusivity Milestone 1 shall be extended by an additional [***] months. For clarity, if Mpex makes an election to pre-pay such milestone of Section 5.3 prior to its achievement, such amounts shall be creditable against any payments owed under this Agreement thereafter.

D. If Mpex elects to pay, or has already paid, PARI the [***] Phase II milestone of Section 5.5, by the due date of Exclusivity Milestone 2 (not taking into account the adjustment of this paragraph D), then the due date of Exclusivity Milestone 2 shall be extended by an additional [***] months. For clarity, if Mpex makes an election to pre-pay the Phase II milestone of Section 5.5, such amounts shall be creditable against any payments owed under this Agreement thereafter.

E. Any extension(s) agreed between the Parties for the timelines for any of the Non-compete Milestones above, whether extensions pursuant to paragraphs B through D above or other discretionary extensions by PARI, shall be set forth in writing by the Parties.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

EXHIBIT 7.3(a)

PRICES

Item Description	Pricing (Euros)
Project Nebulizer including control unit, aerosol head, nebulizer handset, power adapter and carrying case	[***	]
[***] enabled Project Nebulizer including control unit, aerosol head, nebulizer handset, power adapter and carrying case	[***	]
Aerosol Head	[***	]
Nebulizer Handset	[***	]
Power adapter	[***	]
Carrying case	[***	]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

EXHIBIT 7.3(b)

INITIAL PROJECT NEBULIZER FORECAST

Phase	Batch#	#Devices	Date Required
Ib (I-IND)	1	[***]	Done
I (S-IND)	2	[***]	2-3Q/06
I/II (C-IND)	3	[***]	1-2Q/07
III	4	[***]	1Q/08

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

EXHIBIT 7.5

OUTLINE OF TERMS AND CONDITIONS FOR

COMMERCIAL SUPPLY AGREEMENT

1. Definitions. The capitalized terms included in this Exhibit 7.5 shall have the meanings defined above in Article 1 of the Agreement, and if not, such capitalized terms shall have the meanings provided in this Exhibit 7.5.

“Commercial Supply Agreement” means the supply agreement, if any, entered into between the Parties or established pursuant to Section 14.4 of the Agreement, for the supply, from PARI to Mpex, of Nebulizers for use with the Drug Products, which shall include, at a minimum, the Supply Terms set forth in this Exhibit 7.5.

“Comparable Nebulizer Devices” means the eFlow® Devices with a comparable configuration and performance level as the Project Nebulizer.

“Drug Product(s)” means the Drug Products developed for Mpex under the Agreement.

“Invoice Price” means the lowest of (a) the then current patient suggested retail price for any Comparable Nebulizer Device less [***] percent ([***]%) of such patient suggested retail price, (b) the prices set forth in Exhibit 7.3(a), and (c) the most favorable price at which any Comparable Nebulizer Device is sold by PARI to a wholesaler, or any other third party in transactions of a comparable business arrangement, and in each case based on comparable volumes. As used herein, “comparable business arrangement” include any arrangements in which PARI is selling customized nebulizers to a commercialization partner, or in which PARI is selling nebulizers to third parties for resale in any vertical markets.

“Nebulizer(s)” means the Project Nebulizers and any [***].

“Nebulizer Specifications” means the Specifications for the Project Nebulizers and for any [***] as set forth in applicable Work Plans and/or agreed to by the Parties.

2. Supply Options. In accordance with the nebulizer commercialization strategy set forth in Section 7.5 of the Agreement (the “Nebulizer Commercialization Strategy”), Mpex and PARI shall implement the following supply options. However, in the absence of agreement on the Nebulizer Commercialization Strategy, the default option shall be Section 2(a) below, and at the request of Mpex, the Parties shall implement Section 2(a) on the terms and conditions set forth herein.

(a) Nebulizers. PARI shall manufacture and exclusively supply the Nebulizers to Mpex, its Affiliates and permitted Sublicensees (and no other party) during the term of the Commercial Supply Agreement, and such supply shall satisfy all of Mpex’s, its Affiliates’, Sublicensees’, and their customers’ volume requirements of the Nebulizers during the term of the Commercial Supply Agreement. Except in the case of a Failure Event triggering Mpex’s rights under Section 13 below, Mpex shall purchase from PARI, the entire volume of Mpex’s requirements of the Nebulizers during the term of the Commercial Supply Agreement.

(b) Drug Products. At Mpex’s request in its discretion, and subject to the mutual agreement of the parties, PARI agrees to manage and ensure the supply to Mpex, its Affiliates and permitted Sublicensees of Drug Products for use in Licensed Configurations during the term of the

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

Supply Agreement, and such supply shall satisfy all of Mpex’s, its Affiliates’, Sublicensees’, and customers’ orders of the Drug Products from PARI during the term of the Supply Agreement. Notwithstanding anything to the contrary contained in this Agreement, both PARI and Mpex acknowledge and agree that in the event the parties are unable to come to an agreement on the supply of Drug Products described in this Section 2(b), such dispute shall not be disposed of according to the dispute resolution provisions contained in Article 14 of the Agreement. Each party shall decide, in its own discretion, whether to enter into a supply arrangement for the supply of Drug Products hereunder.

3. Retail Sales Options. In accordance with the Nebulizer Commercialization Strategy, Mpex and PARI shall implement one or more of the retail sales options identified below. However, in the absence of agreement on the Nebulizer Commercialization Strategy, the default option shall be Section 3(a), and at the request of Mpex, the Parties shall implement Section 3(a) below on the terms and conditions set forth herein. The Parties will work together in good faith to maximize Net Sales of the Drug Product and Nebulizer.

(a) Drug Product and Nebulizer Sold by Mpex. Mpex will sell both the Drug Products and the Nebulizers, which in Mpex’s discretion, may be sold as a combined product for a single price or sold or priced separately. Mpex will consult the suggested retail price list of PARI, for comparable indications if available, prior to establishing its prices for the Nebulizers and/or the combination.

(b) Drug Product and [***] Sold by Mpex. Mpex will sell the Drug Products and [***], which in Mpex’s discretion, may be sold as a combined product for a single price or sold or priced separately. As between the Parties, the sales price for the Drug Products, [***] and/or the combination thereof shall be determined solely by Mpex. PARI will sell the Project Nebulizer (in a form adapted to work with the Drug Product and/or [***] being sold by Mpex), and shall ensure that its prices for the Nebulizer are on average no higher than its prices for Comparable Nebulizer Devices, for comparable volumes and for comparable business arrangements, and if available for comparable indications.

(c) Drug Product alone sold by Mpex. Mpex will sell the Drug Products alone, and as between the Parties, the sale price for such Drug Products will be determined solely by Mpex. PARI will sell the Nebulizer (in a form adapted to work with the Drug Products sold by Mpex), and shall ensure that its prices for the Project Nebulizer are on average no higher than its prices for Comparable Nebulizer Devices, and its prices for the [***] are on average no higher than its prices for comparable components sold to third parties, for comparable volumes and for comparable business arrangements, and if available for comparable indications.

4. Forecasts and Purchase Order. On a monthly basis during the term of the Commercial Supply Agreement, beginning [***] days prior to the expected first order of Nebulizer(s) hereunder, Mpex shall provide PARI with its good faith written projections of the anticipated requirements of Nebulizers to be ordered from and delivered by PARI during the rolling forward twelve month (12) period (the “Supply Forecast”). Mpex shall provide PARI with the Supply Forecast no later than [***] days before the start of each calendar month. Upon the request of Mpex, PARI shall reasonably consult and assist Mpex in the development of Supply Forecasts which will ensure an adequate supply of Nebulizer in the wholesale and retail supply chain. Unless otherwise agreed by the Parties, the Supply Forecasts shall be binding on both Parties with respect to the first [***] months specified therein, and non-binding with respect to the remaining [***] months of the Supply Forecast. Mpex will provide PARI with written purchase orders for its requirements of Nebulizers. The purchase order shall include a delivery date at least [***] days after the placement of such purchase order, unless otherwise agreed by PARI. PARI shall not reject any purchase orders placed by Mpex consistent with the binding portion of

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

the Supply Forecast, and shall use reasonable commercial efforts to accept and fill purchase orders placed by Mpex that are in excess of the forecasted quantities from available supplies. Subject to the foregoing, PARI shall accept or reject purchase orders from Mpex within [***] business days after receipt thereof. Upon acceptance by PARI, such purchase orders including the delivery dates specified therein shall be binding. PARI’s sales of Nebulizers to Mpex hereunder shall be subject to the terms and limitations of the Commercial Supply Agreement and not to any terms and conditions stated on an Mpex purchase order, an order acknowledged by PARI or other document not effectively amending the Commercial Supply Agreement, except insofar as such order or other document establishes: (a) the quantity of Nebulizers sold; (b) the delivery date of the Nebulizers; (c) customer-specific labeling or packing requirements; or (d) the destination of shipment of the Nebulizers. Any additional, inconsistent or different terms and conditions contained in such other documents are hereby expressly rejected.

5. Delivery.

(a) Time. PARI shall deliver all Nebulizers for which purchase orders are accepted on or before the delivery date specified in such purchase orders. PARI recognizes that its failure to timely fill Mpex’s purchase orders for Nebulizers may adversely impact the adoption and sales of the Drug Product, and PARI will take commercially reasonable steps to establish the appropriate inventory and manufacturing resources in order to prevent any such failure.

(b) Risk of Loss, Freight Cost and Shipping Insurance. Delivery of the Nebulizer ordered by Mpex shall be F.C.A. PARI’s facilities in Germany. Deliveries shall be shipped to an address designated by Mpex. Mpex shall pay all costs of freight incurred in connection with the transporting of the Nebulizers. All Nebulizers will be shipped by PARI freight collect, or if prepaid, such freight will be subsequently billed to Mpex. PARI shall cooperate with Mpex, and provide Mpex with all necessary documentation and assistance, at Mpex’s expense, with respect to importation of the Nebulizer in any country of the Mpex Territory.

(c) Quality. PARI shall manufacture the Nebulizer to meet the quality standards set forth in Sections 8.3 and 8.4 of the Agreement in order to achieve an acceptable quality level of non-conforming units. PARI recognizes the importance of maintaining the consistency in the quality of supply of Nebulizer in the form approved by the FDA and other regulatory authorities, and PARI will consider in good faith any advice of Mpex in order to ensure an on-going supply of Nebulizer, as approved by such regulatory authorities. PARI shall also comply with Sections 8.8 through 8.10 of the Agreement with respect to its supply of Nebulizers hereunder.

(d) Acceptance. Mpex or its designee shall have a period of [***] business days from the date of receipt of any shipment of the Nebulizer to test for quality and quantity of the shipment and to accept or reject such shipment. The detailed acceptance criteria shall be specified in the Commercial Supply Agreement or mutually agreed by the Parties. If Mpex or its designee determines that any portion of shipment is defective (i.e., not compliant with the Specifications, Applicable Laws and Standards and/or other requirements set forth in the Commercial Supply Agreement), Mpex or its designee shall notify PARI in writing within such [***] business days, indicating the particular lot, date of delivery and the defective nature of the Nebulizer. In such event, Mpex or its designee shall promptly return the defective portion of such shipment to PARI, and Mpex shall have no obligation to pay for such defective portion of such shipment. Upon receipt, PARI shall at its own cost replace, or undertake commercially reasonable efforts to repair, rejected Nebulizers and supply Mpex with a replacement shipment thereof acceptable to Mpex, within the shortest practicable time. In the event Mpex does not so notify PARI of defective Nebulizers within [***] business days of receipt of any shipment thereof, Mpex shall be deemed to have accepted such shipment and shall be obligated to make payment therefor as

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

provided in Section 6 below, provided that in the case of latent defects (i.e., defects that are not discoverable upon a reasonable inspection or incoming quality assurance testing as set forth in the Specifications), Mpex may return the Nebulizer for repair or replacement as set forth in this Section 5(d) within [***] business days after discovery thereof. In such case, PARI shall also reimburse Mpex for the reasonable, out-of-pocket costs incurred in replacing any units returned by its Sublicensees or customers (with the cost of the replacement Nebulizer itself to be covered by Section II below).

6. Invoice Price. Subject to the terms and conditions of the Commercial Supply Agreement, during the term of the Commercial Supply Agreement, Mpex shall pay PARI the Invoice Price for each Nebulizer ordered by Mpex hereunder, which is supplied by PARI to Mpex.

7. Invoicing and Payment. PARI shall invoice Mpex when PARI ships the Nebulizers to Mpex pursuant to purchase orders. Subject to the terms and conditions of the Commercial Supply Agreement, Mpex shall pay all undisputed invoices for the Nebulizers delivered to and accepted in accordance with the Commercial Supply Agreement within thirty (30) calendar days after receipt thereof. Any undisputed payments or portions thereof due hereunder which are not paid when due shall bear interest equal to the prime rate as reported by the Chase Manhattan Bank, New York, New York, on the date such payment is due, plus an additional [***] percent ([***]%) per month calculated on the number of days such payment is delinquent. This Section 7 shall not limit other remedies available to the party entitled to receive such payment.

8. Inspection and Optimization. Consistent with all applicable industry standards, PARI shall regularly inspect the manufactured Nebulizers manufactured by PARI for quality, defects and flaws. PARI shall provide written results of such inspections to Mpex at least once per calendar quarter. Upon the request of PARI or Mpex, Mpex and PARI shall meet to discuss such results and plans necessary to optimize the Nebulizer, including redesign or reformulation activities and all other necessary development activities. In consideration of the development payments made by Mpex to PARI in the Agreement, PARI shall perform such optimization at its sole expense in accordance with a commercially reasonable schedule.

9. Product Recall. In the event that Mpex physically conducts a recall of the Drug Product pursuant to any regulatory, administrative or judicial order or because the Drug Product is reasonably perceived by Mpex to violate any provision of applicable law or to be unsafe or defective, Mpex shall bear all costs and expenses of such recall, including without limitation, expenses or obligations to third parties, the cost of notifying customers and costs associated with shipment of recalled Drug Product from a customer to Mpex, except that PARI shall bear all such costs and expenses to the extent such order or perceived violation, lack of safety or defect was caused by the design, manufacture or operation of the Nebulizer delivering such Drug Product or otherwise caused by the breach of PARI of its obligations under the Agreement or the Commercial Supply Agreement. In such case, PARI will meet with Mpex and confer in good faith as to how to carry out such recall. PARI shall maintain and supply to Mpex’s regulatory affairs department complete and accurate records, for such period as may be required by applicable law. In the event Mpex or PARI is required to conduct a recall of the Nebulizers sold hereunder pursuant to any regulatory, administrative or judicial order or because the Nebulizer is reasonably perceived by either party to violate any provision of applicable law or to be unsafe, PARI shall bear all costs and expenses of such recall, except that Mpex shall bear all such costs and expenses to the extent such order or perceived violation, lack of safety or defect was caused by use thereof to deliver the Drug Product (i.e. rather than the Nebulizer itself) or otherwise caused by breach of Mpex of its obligations under the Agreement or the Commercial Supply Agreement. The parties shall discuss the situation in good faith prior to initiating a recall of the Nebulizers. The party selling the Nebulizers under Section 3 above shall be the party responsible for coordinating and implementing such recall.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

10. Adulteration; Misbranding. All Nebulizers delivered by PARI to Mpex hereunder shall comply with the relevant laws, rules or regulations in the countries where the Nebulizers are sold and shall be guaranteed by PARI, as of the date of delivery of the Nebulizers: (a) not to be adulterated or misbranded, as defined under the United States Food, Drug Product and Cosmetics Act (the “Act”); and (b) not be an article that may not, under the Act, be introduced into interstate commerce. All Nebulizers delivered by PARI to Mpex hereunder for sale within the Mpex Territory but outside of the United States shall comply with the relevant laws, rules or regulations of the foreign countries in which the Nebulizers are to be sold or delivered.

11. Product Warranties. PARI warrants and guarantees that: (a) the Nebulizers supplied by PARI to Mpex will comply with the Nebulizer Specifications, which the Parties shall bring up to date as of the execution of the Supply Agreement; (b) the Nebulizers PARI supplies to Mpex shall have no material defect or faulty workmanship for a period of [***] months from the date of shipment of the Nebulizers, provided that no modifications are made to the Nebulizers (other than as necessary to use with the Drug Product) and the Nebulizers are properly used and maintained under industry standard conditions in accordance with any Nebulizer Specifications; and (c) the Nebulizers shall, upon shipment to Mpex, be free and clear of all security interests, liens and other encumbrances of any kind or character. PARI shall promptly repair or replace any Nebulizers which do not meet the conditions of the warranties provided in this Section 11. PARI shall bear all costs of any such repair or replacement including, without limitation, the costs of shipment between Mpex and its customers and between Mpex and PARI, and the costs of PARI labor and costs of materials. The Commercial Supply Agreement shall include further provisions to handle the return of consumable parts associated with the Inhalers, including, but not limited to, nebulizer handsets and aerosol heads.

12. Term. The term of the Commercial Supply Agreement will begin upon its execution, and except as otherwise provided in the Commercial Supply Agreement, shall terminate when the Agreement terminates. The Commercial Supply Agreement shall include further provisions to deal with supply after such termination of the Agreement in case the [***] is still being sold.

13. Backup License.

(a) Changes. The parties acknowledge the possibility that one or more of the following events may occur:

(i) PARI undergoes a voluntary or involuntary dissolution;

(ii) PARI ceases to conduct business in the normal course, becomes insolvent, files for bankruptcy, is subject to a bankruptcy proceeding or otherwise becomes bankrupt, makes a general assignment for the benefit of creditors, admits in writing its inability to pay its debts as they are due, permits the appointment of a receiver for its business or assets, or avails itself of or becomes subject to any proceeding under any statute of any governing authority relating to insolvency or the protection of rights of creditors;

(iii) PARI fails to supply the Nebulizers ordered by Mpex for a period of more than ninety (90) days after the delivery date specified in Mpex’s, its Affiliates or Sublicensee’s purchase order, subject to those provisions dealing with force majeure to be set forth in the Commercial Supply Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

(b) Notice and Cure Period. PARI shall promptly notify Mpex in writing upon the occurrence of any of the events set forth in Section 13(a) hereof, or Mpex may notify PARI in writing upon occurrence of Section 13(a)(iii) (“Notice of Failure Event”). Within [***] days after receipt of the Notice of Failure Event, the other Party shall submit a written response (“Response to Failure Event”). PARI’s Notice and Mpex’s Response shall each include a statement regarding the lack of Nebulizer supply, each party’s position and any proposed solutions. Within [***] days after Notice of Failure Event, the designated senior executives, officers or management of PARI and Mpex shall meet at a mutually acceptable time and place and thereafter as often as they reasonably deem necessary to attempt to resolve the lack of Nebulizer supply. During such meetings, the parties shall, in good faith, negotiate any Nebulizer price reductions or discounts to compensate Mpex, its Affiliates or Sublicensees for PARI’s temporary failure to supply Nebulizers.

(c) Failure Event. The term “Failure Event” means the later of: (i) the occurrence of any of the events set forth in Section 13(a)(i) or (ii) above, or (ii) PARI’s failure to supply Nebulizers ordered by Mpex in accordance with the Commercial Supply Agreement despite the meetings required above in Section 13(b).

(d) Grant. Effective upon the Failure Event, subject to the terms and conditions of this Agreement and any Commercial Supply Agreement, Mpex shall have the right to exercise its sole license under the PARI Intellectual Property, to make, use, import, export, offer for sale and sell the Nebulizers in the Mpex Field in the Mpex Territory. Except to the extent not permitted by the Third Party License Agreement, such sole license shall be sublicensable and shall include the right to have Nebulizers made in the Mpex Field in the Mpex Territory. PARI and its Affiliates shall retain the right to make, have made, use, import, export, offer for sale and sell the Nebulizers to Mpex hereunder. Such sole license shall survive the termination of the Commercial Supply Agreement. The Parties shall negotiate in good faith a reasonable royalty obligation on Mpex for the exercise of such manufacturing right, which in the absence of agreement, may be established pursuant to Section 14.4 of the Agreement. If, after the Failure Event, PARI regains its ability to supply Nebulizers to Mpex, upon PARI’s request, the parties shall negotiate in good faith an arrangement in which PARI supplies on an exclusive or non-exclusive basis Nebulizers to Mpex, to the extent Mpex may grant such rights at the time. To enable exercise of its manufacturing rights under this Section 13(d), upon a Failure Event, PARI agrees at no additional cost to provide Mpex with all Know-how within the PARI Intellectual Property necessary or useful for Mpex to manufacture or have manufactured the Project Nebulizer and to assist Mpex, if reasonably requested, with securing a relationship with PARI’s third party contract manufacturer(s) or with its vendor(s) of ingredients or components useful for manufacturing Drug Product. In addition, upon a Failure Event, PARI shall provide reasonable technical assistance to Mpex and/or its contract manufacturer with respect to manufacturing the Project Nebulizer, at Mpex’s request at the Project Rate.

14. Trademarks. The Commercial Supply Agreement shall contain reasonable terms and conditions agreed upon by the Parties governing a grant by PARI to Mpex of a royalty-free right and license in the Mpex Territory, with a right to grant and authorize sublicenses consistent with the foregoing, to use certain of PARI’s trademarks associated with the Nebulizers to market, promote and sell the Nebulizers and Drug Products for use in [***] in the Mpex Field.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.

EXHIBIT 12.1

CERTAIN LITIGATION DISCLOSURES

PARI GmbH v Aerogen, Inc. in Germany and the corresponding nullity action by Aerogen, Inc. against The Technology Partnership plc.

PARI has entered into the Third Party License Agreement with The Technology Partnership plc. (“TTP”) under which PARI has an exclusive field license to a TTP patented technology now used in the eFlow® platform technology. PARI believes the Aeroneb Pro™ and Aeroneb Go™ products introduced by Aerogen, Inc. (“Aerogen,” which was recently acquired by Nektar Therapeutics) infringe upon TTP’s patent rights. When Aerogen introduced those products in Germany, PARI filed an infringement action against Aerogen. Aerogen subsequently filed and successfully prosecuted a nullity action against TTP. While that decision is on appeal, PARI’s infringement litigation against Aerogen is stayed pending a final decision on the nullity action.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission

Confidential treatment has been requested with respect to portions of this agreement.